Prospectus Supplement filed pursuant to Rule 424(b)(3)

SUPERSEDES PRIOR
SUPPLEMENTS

ATEL 15, LLC

SUPPLEMENT
DATED MARCH 31, 2012
TO
PROSPECTUS DATED OCTOBER 28, 2011
OF
ATEL 15, LLC (The “Fund”)

The Fund’s Prospectus is hereby supplemented as set forth herein. This supplement is a part of and must be accompanied by the Fund’s Prospectus dated October 28, 2011. Terms not otherwise defined herein have the meaning defined in the Prospectus.

Status of the Offering

As of December 21, 2011, the Fund had received and accepted subscriptions for in excess of 120,000 Units for total subscription proceeds in excess of the minimum offering amount of $1,200,000. Consequently, the offering proceeds were released to the Fund from the escrow account in which they were held.

As of the date of this Supplement, the Fund has received and accepted subscriptions a total of 712,625 Units, for total offering proceeds in the amount of $7,126,250. All such total gross offering proceeds have been committed to portfolio acquisition costs, offering and organization expenses allocable to such proceeds, and capital reserves.

Risk Factors

Although some of ATEL’s prior programs have liquidated during time frames expected at the beginning of their offerings, others have experienced terms that extended beyond those anticipated at the time of their offerings. The Fund is under no obligation to liquidate the program at any specific point in time. Please see the discussion in the Prospectus in the third paragraph under “Who Should Invest” and under “Prior Performance Summary” for the prior ATEL programs' liquidation experience.

Portfolio Acquisitions and Transactions

Set forth below is a summary of the portfolio acquisitions and transactions entered into or identified by the Fund as of March 31, 2012.

ATEL 15, LLC

PORTFOLIO ACQUISITIONS AND TRANSACTIONS
(Unaudited)

Lessee/Borrower	Investment Type	Commence Date(s)(1)	Price(2)	Credit Quality(3)	Term(4)
Amyris, Inc.	Lab/Test Equipment	1/1/12	$125,000	GC	36
Cummins, Inc.	Tow Tractors/Batteries/Chargers	11/1/11	75,364	HQC	48
Cummins, Inc.	Reach/Stock/Pickers/Batteries	11/1/11	119,613	HQC	48
Cummins, Inc.	Aisle Trucks/Batteries/Chargers	3/1/12	143,545	HQC	48
Cummins, Inc.	Wheel Electric Forklift	1/1/12	31,382	HQC	48
Cummins, Inc.	Forklift, LPG	11/1/11	41,488	HQC	48
Cummins, Inc.	Aerial Manlift, LPG	3/1/12	100,592	HQC	48
Cummins, Inc.	Forklifts, LPG W/Forks	11/1/11	116,392	HQC	48
Cummins, Inc.	Forklift/Pallet Trucks	1/1/12	81,134	HQC	48
Forma Therapeutics, Inc.	Computer & Networking Equipment	2/1/12	100,000	GC	36
Kaminario, Inc.	Working Capital Loan	1/1/12	500,000	GC	40
Soraa, Inc.	Semiconductor Manufacturing Equip.	4/1/12	200,000	GC	36
			$1,634,510

(1)	In many cases, a portfolio financing transaction is funded over a period of time according to the lessee’s or borrower’s requirements. Therefore, “Commence Date(s)” expressed as a range represents multiple lease and loan commencement dates occurring or anticipated under the same transaction line.
(2)	“Acquisition Price” includes either amounts committed to lessees or borrowers by the Fund, or actual transaction acquisition costs as of March 31, 2012. All figures are rounded to the nearest dollar. The Manager and its affiliates acquire transactions on behalf of the Fund and other affiliated investor programs. For any transactions which are not fully funded, the “Acquisition Price” reflects the amount of any transaction commitment allocated to the Fund. The amounts may change as a result of ongoing funding, allocation to other programs or other factors. To the extent that the transaction is not fully funded, the information in the table represents the Managing Member’s best estimates as to the size, timing and terms of the transaction upon full funding, based on the outstanding commitment and the intended allocation to the Fund, its discussions with the lessee or borrower, the current and anticipated availability of Fund capital and other factors. There can be no assurance, however, that the portion of the transaction which has not been funded will be completed as described. Acquisition Price includes both the cash payment portion of the purchase cost plus any indebtedness incurred in connection with the acquisition. The Fund intends to acquire its initial investments primarily with cash, and to incur leverage later in its acquisition stage.
(3)	“Credit Quality” listed as “HQC” indicates that the lessee, borrower or a guarantor satisfies the criteria necessary to qualify the transaction as a “high quality corporate credit,” as that term is defined for purposes of the Fund’s investment policies on page 35 of the Prospectus under the caption “Description of Lessees and Borrowers.” For lessees and borrowers that are not within that definition, the Credit Quality is listed as “GC,” which indicates growth capital and other investments as described on page 40 of the prospectus under the caption “Growth Capital Financing.”
(4)	“Term” is expressed in terms of months, although actual lease and loan terms may be monthly, quarterly, semiannual or annual.

Distributions

The following table is a summary of cash distributions paid by the Fund to Unitholders of record as of March 31, 2012. Distributions may be characterized for tax, accounting and economic purposes as a return of capital, a return on capital (including escrow interest) or a portion of each. Generally, the portion of each cash distribution by a company which exceeds its net income for the fiscal period would constitute a return of capital. The Fund is required by the terms of its Operating Agreement to distribute the net cash flow generated by its investments in certain minimum amounts during the Reinvestment Period before it can reinvest its operating cash flow in additional portfolio assets. See the discussion in the Prospectus under “Income, Losses and Distributions — Reinvestment.” Accordingly, the amount of cash flow from Fund investments distributed to Unit holders will not be available for reinvestment in additional portfolio assets.

Cash distributions were based on current and anticipated gross revenues from the leases and loans acquired. During the Fund’s acquisition and operating stages, the Fund may incur short term borrowing to fund regular distributions of such gross revenues to be generated by newly acquired transactions during their respective initial fixed terms. As such, all Fund periodic cash distributions made during these stages have been, and are expected in the future to be, based on the Fund’s actual and anticipated gross revenues to be generated from the binding initial terms of the leases and loans acquired.

Distribution Period(1)	Paid	Return of Capital		Distribution of Income		Total Distribution		Total Distribution per Unit(2)	Weighted Average Units Outstanding(3)
Monthly and quarterly distributions
Oct 2011 – Dec 2011
(Distribution of escrow interest)	Jan 2012			$6		$6		n/a	n/a
Jan 2012 – Feb 2012	Feb 2012 – Mar 2012	48,490		—		48,490		$0.14	358,648
		$48,490		$6		$48,496		0.14
Source of distributions
Lease and loan payments received		$48,490	100.00%	$—	0.00%	$48,490	99.99%
Interest income			0.00%	6	100.00%	6	0.01%
		$48,490	100.00%	$6	100.00%	$48,496	100.00%

(1)	Investors may elect to receive their distributions either monthly or quarterly. See “Timing and Method of Distributions” on Page 67 of the Prospectus.
(2)	Total distributions per Unit represents the per Unit distribution rate for those units which were outstanding for all of the applicable period.
(3)	Balance shown represents weighted average units for the period from January 1 – February 29, 2012.

Management’s Discussion and Analysis

Statements contained under this caption and elsewhere in this Supplement, may be forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. In particular, the economic recession and changes in general economic conditions, including fluctuations in demand for equipment, lease rates, and interest rates, may result in delays in investment and reinvestment, delays in leasing, re-leasing, and disposition of equipment, and reduced returns on invested capital. The Company’s performance is subject to risks relating to lessee and borrower defaults and the creditworthiness of its lessees and borrowers. The Company’s performance is also subject to risks relating to the value of its equipment at the end of its leases, which may be affected by the condition of the equipment, technological obsolescence and the markets for new and used equipment at the end of lease terms. See the more detailed discussion under “Risk Factors” in the Prospectus. Investors are cautioned not to attribute undue certainty to these forward-looking statements, which speak only as of the date of this Supplement. We undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Supplement or to reflect the occurrence of unanticipated events, other than as required by law.

Plan of Operations

The offering of ATEL 15, LLC (the “Company” or the “Fund”) was granted effectiveness by the Securities and Exchange Commission as of October 28, 2011. The offering will continue until the earlier of a period of two years from that date or until sales of Units to the public reach $150,000,000.

As of December 21, 2011, subscriptions for the minimum number of Units (120,000, representing $1,200,000), excluding subscriptions from Pennsylvania investors, had been received and the Fund requested subscription proceeds to be released from escrow. On that date, the Company commenced initial operations. Pennsylvania subscriptions are subject to a separate escrow and are released to the Fund only when aggregate subscriptions for all investors equal to not less than $7,500,000. As of December 31, 2011, Pennsylvania subscriptions totaled $25,000. Capital contributions from the sale of Units totaling $2,136,420 (representing 213,642 Units issued and outstanding) have been received through December 31, 2011, inclusive of the $500 initial member’s capital investment. The Company is actively raising capital and, as of March 31, 2012, has received cumulative contributions in the amount of $7,126,250 (representing 712,625 Units issued and outstanding), inclusive of the $500 initial member’s capital investment. Such amount excludes $69,000 of escrowed Pennsylvania subscriptions.

The Company reported a net loss of $9,487 for the period from March 4, 2011 (Date of Inception) through December 31, 2011. The net loss was comprised of $12,351 of expenses, of which $1,350 represents organization costs related to certain startup activities prior to commencement of operations, partially offset by interest income totaling $2,864.

Capital Resources and Liquidity

The liquidity of the Company will vary in the future, increasing to the extent cash flows from leases and proceeds of asset sales exceed expenses and decreasing as lease assets are acquired, as distributions are made to the Members and to the extent expenses exceed cash flows from leases and proceeds from asset sales.

During the period from March 4, 2011 (Date of Inception) through December 31, 2011, the Company’s primary source of liquidity was subscription proceeds from the public offering of Units. As of December 31, 2011, capital contributions totaling $2,136,420 (213,642 Units) have been received.

During the same period, the primary use of cash was to fund an investment in notes receivable totaling $500,000. In addition, cash was used to pay commissions and syndication costs associated with the offering — totaling a combined $298,038 for the period from March 4, 2011 (Date of Inception) through December 31, 2011, as well as to purchase investment securities totaling $32,000 and to pay invoices related to startup costs, acquisition expenses and management fees.

The Company anticipates periodic distributions to commence during the first quarter of 2012.

At December 31, 2011, there were commitments to purchase lease assets and fund investments in notes receivable approximating $5,151,700 and $1,525,000, respectively. These amounts represent contract awards which may be canceled by the prospective borrower/investee or may not be accepted by the Company.

Recent Accounting Pronouncements

Information regarding recent accounting pronouncements is included in Note 2 to the financial statements, Summary of significant accounting policies, as set forth in Part II, Item 8, Financial Statements and Supplementary Data.

Critical Accounting Policies and Estimates

The policies discussed below are considered by management of the Company to be critical to an understanding of the Company’s financial statements because their application requires significantly complex or subjective judgments, decisions, or assessments, with financial reporting results relying on estimation about the effect of matters that are inherently uncertain. Specific risks for these critical accounting policies are described in the following paragraphs. The Company also states these accounting policies in the notes to the financial statements and in relevant sections in this discussion and analysis. For all of these policies, management cautions that future events rarely develop exactly as forecast, and the best estimates routinely require adjustment.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Such estimates primarily relate to the determination of residual values at the end of the lease term and expected future cash flows used for impairment analysis purposes and for determination of the allowance for doubtful accounts and reserve for credit losses on notes receivable.

Notes receivable, unearned interest income and related revenue recognition:

The Company records all future payments of principal and interest on notes as notes receivable, which are then offset by the amount of any related unearned interest income. For financial statement purposes, the Company reports only the net amount of principal due on the balance sheet. The unearned interest is recognized over the term of the note and the income portion of each note payment is calculated so as to generate a constant rate of return on the net balance outstanding. Any fees or costs related to notes receivable are recorded as part of the net investment in notes receivable and amortized over the term of the loan.

Allowances for losses on notes receivable are typically established based on historical charge-off and collection experience and the collectability of specifically identified borrowers and billed and unbilled receivables. Notes are considered impaired when, based on current information and events, it is probably that the Company will be unable to collect the scheduled payments of principal and/or interest when due according to the contractual terms of the note agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. If it is determined that a loan is impaired with regard to scheduled payments, the Company will perform an analysis of the note to determine if an impairment valuation reserve is necessary. This analysis considers the estimated cash flows from the note, or the collateral value of the property underlying the note when note repayment is collateral dependent. Any required valuation reserve is charged to earnings when determined; and notes are charged off to the allowance as they are deemed uncollectible.

Notes receivable are generally placed in a non-accrual status (i.e., no revenue is recognized) when payments are more than 90 days past due. Additionally, management periodically reviews the creditworthiness of companies with note payments outstanding less than 90 days. Based upon management’s judgment, the related notes may be placed on non-accrual status. Notes placed on non-accrual status are only returned to an accrual status when the account has been brought current and management believes recovery of the remaining unpaid receivable is probable. Until such time, all payments received are applied only against outstanding principal balances.

Experts

Moss Adams LLP, independent registered public accounting firm, has audited the Fund’s balance sheet as of December 31, 2011, and the related statements of operations, changes in members’ capital, and cash flows for the period from March 4, 2011 (inception date) through December 31, 2011, as set forth in their report. The Fund has included the financial statements in the prospectus in reliance on Moss Adams LLP’s report, given on their authority as experts in accounting and auditing.

Moss Adams LLP, independent auditors, has audited the balance sheet of ATEL Managing Member, LLC as of December 31, 2011 and 2010, as set forth in their report. The Fund has included the balance sheet in the prospectus in reliance on Moss Adams LLP’s report, given on their authority as experts in accounting and auditing.

FINANCIAL STATEMENTS

Set forth below are the following financial statements:

ATEL 15, LLC
Report of Moss Adams, LLP, Independent Registered Public Accounting Firm	S-F-2
Balance Sheet, December 31, 2011	S-F-3
Statement of Operations for the Period from March 4, 2011 (Date of Inception) through December 31, 2011	S-F-4
Statement of Changes in Members’ Capital for the Period from March 4, 2011 (Date of Inception) through December 31, 2011	S-F-5
Statement of Cash Flows for the Period from March 4, 2011 (Date of Inception) through December 31, 2011	S-F-6
Notes to Financial Statements	S-F-7
ATEL Managing Member, LLC
Report of Moss Adams, LLP, Independent Auditors	S-F-15
Balance Sheets, December 31, 2011 and 2010	S-F-16
Notes to Balance Sheets, December 31, 2011 and 2010	S-F-17

S-F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Members
ATEL 15, LLC

We have audited the accompanying balance sheet of ATEL 15, LLC, a development stage enterprise, (the “Company”) as of December 31, 2011, and the related statements of operations, changes in members’ capital, and cash flows for the period from March 4, 2011 (inception date) through December 31, 2011. These financial statements are the responsibility of the Management of the Company’s Managing Member. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ATEL 15, LLC as of December 31, 2011, and the results of its operations and its cash flows for the period from March 4, 2011 (inception date) through December 31, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ Moss Adams LLP

San Francisco, California
February 3, 2012

S-F-2

ATEL 15, LLC

(a development stage enterprise)

BALANCE SHEET

DECEMBER 31, 2011

ASSETS
Cash and cash equivalents	$1,347,641
Accounts receivable, net	640
Notes receivable, net of unearned interest income of $109,152	495,251
Investment in securities	32,000
Total assets	$1,875,532
LIABILITIES AND MEMBERS’ CAPITAL
Accounts payable and accrued liabilities:
Managing Member	$57
Affiliates	780,238
Other	1,004
Advance payments	34,282
Total liabilities	815,581
Commitments and contingencies
Members’ capital:
Managing Member	—
Other Members	1,059,951
Total Members’ capital	1,059,951
Total liabilities and Members’ capital	$1,875,532

See accompanying notes.

S-F-3

ATEL 15, LLC

(a development stage enterprise)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM MARCH 4, 2011 (Date of Inception)
THROUGH DECEMBER 31, 2011

Revenues:
Notes receivable interest income	$2,857
Interest income	7
Total revenues	2,864
Expenses:
Asset management fees to Managing Member	57
Acquisition expense	8,646
Cost reimbursements to affiliates	845
Outside services	452
Taxes on income and franchise fees	1,000
Bank charges	882
Other	469
Total operating expenses	12,351
Net loss	$(9,487)
Net loss:
Managing Member	$(500)
Other Members	(8,987)
$(9,487)
Net loss per Limited Liability Company Unit (Other Members)	$(1.51)
Weighted average number of Units outstanding	5,951

See accompanying notes.

S-F-4

ATEL 15, LLC

(a development stage enterprise)

STATEMENT OF CHANGES IN MEMBERS’ CAPITAL

FOR THE PERIOD FROM MARCH 4, 2011 (Date of Inception)
THROUGH DECEMBER 31, 2011

		Amount
	Units	Other Members	Managing Member	Total
Members’ capital as of March 4, 2011 (date of inception)	—	$—	$—	$—
Capital contributions – Managing Member	50	—	500	500
Capital contributions	213,592	2,135,920	—	2,135,920
Less selling commissions to affiliates	—	(192,233)	—	(192,233)
Syndication costs	—	(874,749)	—	(874,749)
Net loss	—	(8,987)	(500)	(9,487)
Balance December 31, 2011	213,642	$1,059,951	$—	$1,059,951

See accompanying notes.

S-F-5

ATEL 15, LLC

(a development stage enterprise)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM MARCH 4, 2011 (Date of Inception)
THROUGH DECEMBER 31, 2011

Operating activities:
Net loss	$(9,487)
Adjustment to reconcile net loss to cash provided by operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(640)
Accounts payable, Managing Member	57
Accounts payable, other	1,004
Accrued liabilities, affiliates	11,294
Unearned fee income related to notes receivable	4,749
Advance payments	34,282
Net cash provided by operating activities	41,259
Investing activities:
Purchase of securities	(32,000)
Note receivable advances	(500,000)
Net cash used in investing activities	(532,000)
Financing activities:
Selling commissions to affiliates	(192,233)
Selling commissions to affiliates (Pennsylvania)	(2,250)
Syndication costs paid to Managing Member and affiliates	(103,555)
Capital contributions	2,136,420
Net cash provided by financing activities	1,838,382
Net increase in cash and cash equivalents	1,347,641
Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$1,347,641
Schedule of non-cash investing and financing transactions:
Payables to Managing Member and affiliates at period-end (syndication costs)	$771,194

See accompanying notes.

S-F-6

ATEL 15, LLC
(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Limited Liability Company matters:

ATEL 15, LLC (a development stage enterprise) (the “Company” or the “Fund”) was formed under the laws of the state of California on March 4, 2011 for the purpose of raising capital and originating equipment financing transactions and acquiring equipment to engage in equipment leasing and sales activities. The Managing Member of the Company is ATEL Managing Member, LLC (the “Managing Member”), a Nevada limited liability corporation. The Managing Member is controlled by ATEL Financial Services (“AFS”), a wholly-owned subsidiary of ATEL Capital Group. The Fund may continue until terminated as provided in the ATEL 15, LLC amended and restated limited liability company operating agreement dated October 28, 2011 (the “Operating Agreement”). Contributions in the amount of $500 were received as of May 3, 2011, which represented the initial member’s capital investment. As a limited liability company, the liability of any individual member for the obligations of the Fund is limited to the extent of capital contributions to the Fund by the individual member. The offering of the Company was granted effectiveness by the Securities and Exchange Commission as of October 28, 2011. The offering will continue until the earlier of a period of two years from that date or until sales of the limited liability company units (Units) to the public reach $150,000,000.

As of December 21, 2011, subscriptions for the minimum number of Units (120,000, representing $1,200,000), excluding subscriptions from Pennsylvania investors, had been received and the Fund requested subscription proceeds to be released from escrow. On that date, the Company commenced principal operations. Pennsylvania subscriptions are subject to a separate escrow and are released to the Fund only when aggregate subscriptions for all investors equal to not less than $7,500,000. As of December 31, 2011, Pennsylvania subscriptions totaled $25,000. As of the same date, the Fund was not yet authorized to offer or sell Units in Arkansas pending regulatory clearance. Likewise, no offers and sales may be made in Tennessee. Although not subject to an extended escrow as in Pennsylvania, Tennessee will only permit the offering to go effective when total subscriptions from other states released to the Fund (excluding Pennsylvania while its proceeds are in escrow) equal at least $2,500,000. Such effectiveness was granted on January 18, 2012. Contributions totaling $2,136,420 have been received through December 31, 2011, inclusive of the $500 initial member’s capital investment. As of December 31, 2011, a total of 213,642 Units were issued and outstanding. As of January 31, 2012, cumulative contributions have been received in the amount of $3,654,630, inclusive of the $500 initial member’s capital investment. Such amount excludes $55,000 of escrowed Pennsylvania subscriptions. As of such date, the Fund is actively raising capital.

The Fund, or Managing Member on behalf of the Fund, has and will continue to incur costs in connection with the organization, registration and issuance of the Units. The amount of such costs to be borne by the Fund is limited by certain provisions of the Operating Agreement.

The Company’s principal objectives are to invest in a diversified portfolio of investments that will (i) preserve, protect and return the Company’s invested capital; (ii) generate regular cash distributions to Unit holders, with any balance remaining after required minimum distributions to be used to purchase additional investments during the Reinvestment Period (ending six calendar years after the completion of the Company’s public offering of Units) and (iii) provide additional cash distributions following the Reinvestment Period and until all investment portfolio assets has been sold or otherwise disposed. The Company is governed by its Operating Agreement.

2. Summary of significant accounting policies:

Basis of presentation:

The accompanying balance sheet as of December 31, 2011, and the related statements of operations, changes in members’ capital and cash flows for the period from March 4, 2011 (Date of Inception) through December 31, 2011 have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission.

S-F-7

ATEL 15, LLC
(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

2. Summary of significant accounting policies: - (continued)

In preparing the accompanying financial statements, the Company has reviewed, as determined necessary by the Managing Member, events that have occurred after December 31, 2011, up until the issuance of the financial statements. No events were noted which would require disclosure in the footnotes to the financial statements.

Cash and cash equivalents:

Cash and cash equivalents include cash in banks and cash equivalent investments such as U.S. Treasury instruments with original and/or purchased maturities of ninety days or less.

Use of Estimates:

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates. Such estimates primarily relate to the determination of credit losses on notes receivable.

Accounts receivable:

Accounts receivable represent the amounts billed under notes receivable which are currently due to the Company. Allowances for credit losses are typically established based on historical charge off and collection experience and the collectability of specifically identified borrowers, and invoiced amounts. Accounts receivable deemed uncollectible are generally charged off against the allowance on a specific identification basis. Recoveries of amounts that were previously written-off are recorded as other income in the period received.

Credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk include cash and cash equivalents, notes receivable and accounts receivable. The Company places the majority of its cash deposits and temporary cash investments in U.S. Treasury denominated instruments with the remainder placed in financial institutions with no less than $10 billion in assets, so as to meet ongoing working capital requirements. The concentration of such deposits and temporary cash investments is not deemed to create a significant risk to the Company. As of December 31, 2011, the Company had entered into one financing transaction. However, as the Company grows, it will diversify its equipment leasing and financing transactions amongst various industries.

Notes receivable, unearned interest income and related revenue recognition:

The Company records all future payments of principal and interest on notes as notes receivable, which are then offset by the amount of any related unearned interest income. For financial statement purposes, the Company reports only the net amount of principal due on the balance sheet. The unearned interest is recognized over the term of the note and the income portion of each note payment is calculated so as to generate a constant rate of return on the net balance outstanding. Any fees or costs related to notes receivable are recorded as part of the net investment in notes receivable and amortized over the term of the loan.

Allowances for losses on notes receivable are typically established based on historical charge off and collection experience and the collectability of specifically identified borrowers and billed and unbilled receivables. Notes are considered impaired when, based on current information and events, it is probably that the Company will be unable to collect the scheduled payments of principal and/or interest when due according to the contractual terms of the note agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. If it is determined that a loan is impaired with regard to scheduled payments, the

S-F-8

ATEL 15, LLC
(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

2. Summary of significant accounting policies: - (continued)

Company will perform an analysis of the note to determine if an impairment valuation reserve is necessary. This analysis considers the estimated cash flows from the note, or the collateral value of the property underlying the note when note repayment is collateral dependent. Any required valuation reserve is charged to earnings when determined; and notes are charged off to the allowance as they are deemed uncollectible.

Notes receivable are generally placed in a non-accrual status (i.e., no revenue is recognized) when payments are more than 90 days past due. Additionally, management periodically reviews the creditworthiness of companies with note payments outstanding less than 90 days. Based upon management’s judgment, the related notes may be placed on non-accrual status. Notes placed on non-accrual status are only returned to an accrual status when the account has been brought current and management believes recovery of the remaining unpaid receivable is probable. Until such time, all payments received are applied only against outstanding principal balances.

Acquisition expense:

Acquisition expense represents costs which include, but are not limited to, legal fees and expenses, travel and communication expenses, cost of appraisals, accounting fees and expenses and miscellaneous expenses related to the selection and acquisition of equipment which are reimbursable to the Managing Member under the terms of the Operating Agreement. As the costs are not eligible for capitalization as initial direct costs, such amounts are expensed as incurred.

Segment reporting:

The Company is organized into one operating segment for the purpose of making operating decisions or assessing performance. Accordingly, the Company operates in one reportable operating segment in the United States.

The Company’s principal decision makers are the Managing Member’s Chief Executive Officer and its Chief Financial Officer and Chief Operating Officer. The Company believes that its equipment leasing and financing business operates as one reportable segment because: a) the Company measures profit and loss at the equipment portfolio level as a whole; b) the principal decision makers do not review information based on any operating segment other than the equipment leasing and financing transaction portfolio; c) the Company does not maintain discrete financial information on any specific segment other than its equipment financing operations; d) the Company has not chosen to organize its business around different products and services other than equipment leasing and financing; and e) the Company has not chosen to organize its business around geographic areas.

The primary geographic region in which the Company seeks leasing and financing opportunities is North America.

Investment in securities:

From time to time, the Company may purchase securities of its borrowers or receive warrants to purchase securities in connection with its lending arrangements.

Purchased securities

Purchased securities are generally not registered for public sale and are carried at cost. Such securities are adjusted to fair value if the fair value is less than the carrying value and such impairment is deemed by the Managing Member to be other than temporary. Factors considered by the Managing Member in determining fair value include, but are not limited to, available financial information, the issuer’s ability to meet its current obligations and indications of the issuer’s subsequent ability to raise capital.

S-F-9

ATEL 15, LLC
(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

2. Summary of significant accounting policies: - (continued)

Warrants

Warrants owned by the Company are not registered for public sale, but are considered derivatives and are carried at an estimated fair value on the balance sheet at the end of the period, as determined by the Managing Member. At December 31, 2011, the Managing Member estimated that the warrants had no significant value.

Income Taxes:

The Company is treated as a partnership for federal income tax purposes. Pursuant to the provisions of Section 701 of the Internal Revenue Code, a partnership is not subject to federal income taxes. Accordingly, the Company has provided current franchise income taxes for only those states which levy income taxes on partnerships. For the period from March 4, 2011 (Date of Inception) through December 31, 2011, the related provision for state income taxes was $1,000. The Company does not have any entity level uncertain tax positions. The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions and is generally subject to examination by U.S. federal (or state and local) income tax authorities for three years from the filing of a tax return.

The tax bases of the Company’s net assets and liabilities vary from the amounts presented in these financial statements at December 31, 2011 as follows:

2011
Financial statement basis of net assets	$1,059,951
Tax basis of net assets (unaudited)	2,127,933
Difference	$(1,067,982)

The primary difference between the tax bases of net assets and the amounts recorded in the financial statements is the result of the difference in accounting for syndication costs used in the financial statements and the Company’s tax returns.

The following reconciles the net loss reported in these financial statements to the loss reported on the Company’s federal tax return (unaudited) for the period from March 4, 2011 (date of inception) to December 31, 2011:

For the period from March 4, 2011 (Date of Inception) through December 31, 2011
Net loss per financial statements	$(9,487)
Tax adjustments (unaudited):
Other	1,000
Loss per federal tax return (unaudited)	$(8,487)

Per Unit data:

Net loss per Unit is based upon the weighted average number of Other Members Units outstanding since commencement of its operations.

S-F-10

ATEL 15, LLC
(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

2. Summary of significant accounting policies: - (continued)

Recent accounting pronouncements:

In May 2011, the Financial Accounting Standards Board (“FASB”) and International Accounting Standards Board (“IASB”) (collectively the “Boards”) issued Accounting Standards Update (“ASU”) No. 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.” ASU 2011-04 created a uniform framework for applying fair value measurement principles for companies around the world and clarified existing guidance in US GAAP. ASU 2011-04 is effective for the first reporting annual period beginning after December 15, 2011 and shall be applied prospectively. The Company anticipates that adoption of this update will not have a material impact on its financial position or results of operations.

3. Notes receivable, net:

On December 27, 2011, the Company funded its first equipment financing transaction in the form of a note receivable. The terms of the note receivable are 40 months with two months of advance payments followed by interest only payments for the initial six months, then commencing on an amortization schedule through month 40. The note bears interest at 11.5% per annum. It is secured by the equipment financed and matures in May 2015.

As of December 31, 2011, the minimum future payments receivable are as follows:

Year ending December 31, 2012	$143,737
2013	205,692
2014	205,692
2015	49,282
604,403
Less: portion representing unearned interest income	(109,152)
Notes receivable, net	$495,251

In a related transaction, the Company invested $32,000 in the borrower’s equity securities. In addition, the Company received 125,156 warrants to purchase shares of the borrower. At December 31, 2011, the Company determined that such warrants had no significant value.

4. Related party transactions:

The terms of the Operating Agreement provide that the Managing Member and/or affiliates are entitled to receive certain fees for equipment management and resale and for management of the Company.

The Operating Agreement allows for the reimbursement of costs incurred by the Managing Member and/or affiliates for providing administrative services to the Company. Administrative services provided include Company accounting, investor relations, legal counsel and equipment financing documentation. The Managing Member is not reimbursed for services whereby it is entitled to receive a separate fee as compensation for such services, such as management of investments.

Each of AFS and ATEL Leasing Corporation (“ALC”) is a wholly-owned subsidiary of ATEL Capital Group, and performs services for the Company on behalf of the Managing Member. Acquisition services, equipment management, lease administration and asset disposition services are performed by ALC; investor relations, communications and general administrative services are performed by AFS.

Cost reimbursements to the Managing Member or its affiliates are based on its costs incurred in performing administrative services for the Company. These costs are allocated to each managed entity based on certain criteria such as total assets, number of investors or contributed capital based upon the type of cost

S-F-11

ATEL 15, LLC
(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

4. Related party transactions: - (continued)

incurred. The Managing Member believes that the costs reimbursed are the lower of (i) actual costs incurred on behalf of the Company or (ii) the amount the Company would be required to pay independent parties for comparable administrative services in the same geographic location.

During the period from March 4, 2011 (Date of Inception) through December 31, 2011, the Managing Member and/or affiliates earned commissions and reimbursements pursuant to the Operating Agreement as follows:

Selling commissions, equal to 9% of the selling price of the Limited Liability Company Units, deducted from Other Members capital	$192,233
Reimbursement of other syndication costs to Managing Member and/or affiliates, deducted from Other Members capital	874,749
Administrative costs reimbursed to Managing Member and/or affiliates	845
Asset management fees to Managing Member	57
Acquisition costs paid to Managing Member	8,646
$1,076,530

5. Syndication costs:

Syndication costs are reflected as a reduction to Members’ capital as such costs are netted against the capital raised. The amount shown is primarily comprised of selling commissions as well as fees pertaining to the organization of the Fund, document preparation, regulatory filing fees, and accounting and legal costs. Syndication costs totaled $1,066,982 for the period from March 4, 2011 (Date of Inception) through December 31, 2011.

The Operating Agreement places a limit for cost reimbursements to the Managing Member and/or affiliates. When added to selling commissions, such cost reimbursements may not exceed a total equal to 15% of all offering proceeds. As of December 31, 2011, the Company had recorded $746,564 of syndication costs in excess of the limitation. The limitation on the amount of syndication costs pursuant to the Operating Agreement is determined on the date of termination of the offering. At such time, the Manager guarantees repayment of any excess syndication costs (above the limitation) which it may have collected from the Company, which guarantee is without recourse or reimbursement by the Fund.

6. Commitments:

The terms of the Operating Agreement provide that the Managing Member and/or affiliates are entitled to receive certain fees, in addition to the allocations described above, which are more fully described in Section 8 of the Operating Agreement. The additional fees to management include fees for equipment management, administration and resale.

At December 31, 2011, there were commitments to purchase lease assets and fund investments in notes receivable approximating $5,151,700 and $1,525,000, respectively. These amounts represent contract awards which may be canceled by the prospective borrower/investee or may not be accepted by the Company.

7. Guarantees:

The Company enters into contracts that contain a variety of indemnifications. The Company’s maximum exposure under these arrangements is unknown. However, based upon the Manager’s experience, there have not been any prior claims or losses pursuant to these types of contracts and the expectation of risk of loss is remote.

The Managing Member knows of no facts or circumstances that would make the Company’s contractual commitments outside standard mutual covenants applicable to commercial transactions between businesses.

S-F-12

ATEL 15, LLC
(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

7. Guarantees: - (continued)

Accordingly, the Company believes that these indemnification obligations are made in the ordinary course of business as part of standard commercial and industry practice, and that any potential liability under the Company’s similar commitments is remote. Should any such indemnification obligation become payable, the Company would separately record and/or disclose such liability in accordance with GAAP.

8. Members’ Capital:

As of December 31, 2011, 213,642 Units were issued and outstanding, including the 50 Units issued to the Initial Limited Member (Managing Member). The Fund is authorized to issue up to 15,000,000 total Units.

The Fund’s net income or net losses are to be allocated 100% to the Members. From the commencement of the Fund until the initial closing date, net income and net loss shall be allocated 99% to the Managing Member and 1% to the initial Other Members. Commencing with the initial closing date, net income and net loss shall be allocated 92.5% to the Other Members and 7.5% to the Managing Member. In accordance with the terms of the Operating Agreement, an additional allocation of income was made to the Manager for the period from March 4, 2011 (Date of Inception) through December 31, 2011. The amount allocated was determined to bring the Manager’s ending capital account balance to zero at the end of the period.

Fund distributions are to be allocated 7.5% to the Managing Member and 92.5% to the Other Members. The Company anticipates distributions to commence during the first quarter of 2012.

9. Fair value measurements:

Fair value measurements and disclosures are based on a fair value hierarchy as determined by significant inputs used to measure fair value. The three levels of inputs within the fair value hierarchy are defined as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 — Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuations in which all significant inputs are observable in the market.

Level 3 — Valuation is modeled using significant inputs that are unobservable in the market. These unobservable inputs reflect the Company’s own estimates of assumptions that market participants would use in pricing the asset or liability.

At December 31, 2011, the Company had no assets or liabilities that require measurement at fair value on a recurring or non-recurring basis.

The following disclosure of the estimated fair value of financial instruments is made in accordance with the guidance provided by the Financial Instruments Topic of the FASB Accounting Standards Codification. Fair value estimates, methods and assumptions, set forth below for the Company’s financial instruments, are made solely to comply with the requirements of the Financial Instruments Topic and should be read in conjunction with the Company’s financial statements and related notes.

The Company has determined the estimated fair value amounts by using market information and valuation methodologies that it considers appropriate and consistent with the fair value accounting guidance. Considerable judgment is required to interpret market data to develop the estimates of fair value. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

S-F-13

ATEL 15, LLC
(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

9. Fair value measurements: - (continued)

Cash and cash equivalents

The recorded amounts of the Company’s cash and cash equivalents approximate fair value because of the liquidity and short-term maturity of these instruments.

Notes receivable

The fair value of the Company’s notes receivable is estimated using either third party appraisals of collateral or discounted cash flow analyses based upon current market rates for similar types of lending arrangements, with adjustments for non-accrual loans as deemed necessary.

Investment in securities

The Company’s investment securities are not registered for public sale and are carried at cost which management believes approximates fair value, as appropriately adjusted for impairment.

The following table presents estimated fair values of the Company’s financial instruments in accordance with the guidance provided by the Financial Instruments Topic of the FASB Accounting Standards Codification at December 31, 2011:

	December 31, 2011
	Carrying Amount	Estimated Fair Value
Financial assets:
Cash and cash equivalents	$1,347,641	$1,347,641
Notes receivable	495,251	495,251
Investment in securities	32,000	32,000

S-F-14

REPORT OF INDEPENDENT AUDITORS

The Member of
ATEL Managing Member, LLC (formerly known as ATEL Associates 14, LLC)

We have audited the accompanying balance sheets of ATEL Managing Member, LLC (formerly known as ATEL Associates 14, LLC) (the “Company”) as of December 31, 2011 and 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the balance sheets are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the balance sheets referred to above presents fairly, in all material respects, the financial position of ATEL Managing Member, LLC (formerly known as ATEL Associates 14, LLC) as of December 31, 2011 and 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Moss Adams LLP

San Francisco, California
April 17, 2012

S-F-15

ATEL MANAGING MEMBER, LLC
(formerly known as ATEL ASSOCIATES 14, LLC)

BALANCE SHEETS
AS OF DECEMBER 31, 2011 AND 2010

	2011	2010
ASSETS
Cash and cash equivalents	$230,217	$51,465
Amounts due from ATEL 14, LLC	102,122	31,082
Amounts due from ATEL 15, LLC	57
Amounts due from managing member	1,610,791	635,091
Amounts due from affiliated companies	—	500,000
Investment in ATEL 15, LLC	500	—
Investment in ATEL 14, LLC, net of distributions	423	468
Total assets	$1,944,110	$1,218,106
LIABILITIES AND MEMBER’S CAPITAL
Commitments and Contingencies
Member’s equity	$1,944,110	$1,218,106

See accompanying notes to balance sheets

S-F-16

ATEL MANAGING MEMBER, LLC
(formerly known as ATEL Associates, 14, LLC)

NOTES TO BALANCE SHEETS
DECEMBER 31, 2011 AND 2010

1. Organization and Summary of Significant Accounting Policies

Organization:

ATEL Associates 14, LLC was formed under the laws of Nevada on April 2, 2009 to manage entities in the business of leasing and lending. On May 9, 2011, ATEL Associates 14, LLC’s name was changed to ATEL Managing Member, LLC (the “Company”).

The Company is a wholly-owned subsidiary of ATEL Financial Services, LLC (the “managing member”).

The Company organizes and sponsors limited liability companies (the “Funds”) engaged in equipment leasing and sales activities. It also acts as the managing member of the Funds. Through these Funds, the Company derives various fees and also receives reimbursements for expenses incurred on behalf of these entities, of which certain fees and expenses reimbursements are allocated to the Company and the balance is allocated to other affiliated companies for services rendered to and costs incurred on behalf of the Funds under contract from the manager. The basis for determination of the types and amounts of these fees and reimbursements are provided in agreements with the Funds and the affiliated companies.

The Company will continue in full force and effect until such time as the member elects to dissolve the Company or the Company is otherwise dissolved. As a limited liability company, the liability of the individual member for the obligations of the Company is limited to the extent of capital contributions to the Company by the individual members.

The accompanying financial statements are prepared in conformity with accounting principles generally accepted in the United States of America which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets. Actual results could differ from those estimates.

Basis of Presentation

The accompanying balance sheets have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Cash and cash equivalents

Cash and cash equivalents include cash in banks and cash equivalent investments such as U.S. Treasury instruments with original and/or purchased maturities of ninety days or less.

Investment in Funds

The Company’s investments in the Funds are accounted for using the equity method whereby the investments are increased by earnings and specially allocated items and reduced by losses and distributions.

Use of Estimates

The preparation of the balance sheets in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets. Actual results could differ from those estimates.

Income Taxes

The Company does not provide for income taxes in its financial statements as all income, losses and specially allocated tax attributes are passed through to the member for inclusion in its individual tax returns.

The Company applies the Income Taxes Topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC), relating to accounting for uncertain tax positions. The ASC Income Taxes Topic prescribes a minimum probability threshold that a tax position must meet before a financial

S-F-17

ATEL MANAGING MEMBER, LLC
(formerly known as ATEL Associates, 14, LLC)

NOTES TO BALANCE SHEETS
DECEMBER 31, 2011 AND 2010

1. Organization and Summary of Significant Accounting Policies - (continued)

statement benefit is recognized. The minimum threshold is defined in the ASC Income Taxes Topic as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.

The December 31, 2011 and 2010 balance sheets of the Company have no uncertain tax positions based upon the criteria established under the ASC Income Taxes Topic, whereby the effect of the uncertainty would be recorded if the outcome was considered probable and was reasonably estimable.

Subsequent Events

Subsequent events are events or transactions that occur after the balance sheet date but before the date the financial statements are available to be issued. Subsequent events that provide additional evidence about conditions that existed at the balance sheet date are considered in the preparation of the balance sheets presented herein. Subsequent events that occur after the balance sheet date that do not provide evidence about the conditions that existed as of the balance sheet date are considered for disclosure based upon their significance in relation to the Company’s balance sheets taken as a whole.

The Company has evaluated all events that have occurred after December 31, 2011, up until April 12, 2012, the date the balance sheets were available for issuance. No events were identified through that date which indicated that adjustments were necessary to the balance sheets as reported or that additional disclosures were necessary for other significant subsequent events.

2. Member’s Capital, Distribution and Compensation

The respective Funds under management, ATEL 15, LLC (“ATEL 15”) and ATEL 14, LLC (“ATEL 14”), are each authorized under their respective Operating Agreements to issue up to 15,000,000 units to other members of the Funds. The Company has a 7.5% carried interest in the Funds.

All distributions and/or allocations of income or loss will be made by the Company to its managing member.

As of December 31, 2011 and 2010, $102,122 and $31,082, respectively was due from ATEL 14 for management fees and distributions. As of December 31, 2011, $57 was due from ATEL 15 for management fees.

Summarized information about these Funds as of December 31, 2011 and 2010, is included in the following table (in thousands):

	ATEL 15, LLC	ATEL 14, LLC
As of December 31, 2011
Total assets	$1,876	$65,733
Total liabilities	816	4,498
Income allocated to the Company	—	460
As of December 31, 2010
Total assets	$—	$36,539
Total liabilities	—	5,766
Income allocated to the Company	—	161

S-F-18

ATEL MANAGING MEMBER, LLC
(formerly known as ATEL Associates, 14, LLC)

NOTES TO BALANCE SHEETS
DECEMBER 31, 2011 AND 2010

3. Related-Party Transactions

As of December 31, 2011 and 2010, advances of $1,610,791 and $635,091, respectively, were due from the Company’s managing member. The Company expects the outstanding balance as of December 31, 2011 to be settled in the normal course of business as cost reimbursements and management fees become payable from the managed Funds back to the Company and AFS. In addition, as of December 31, 2010, $500,000 was due from affiliated companies for short-term advances; such amount was settled during early 2011.

S-F-19

EXHIBIT A

PRIOR PERFORMANCE INFORMATION

ATEL Managing Member, LLC, the Manager of the Fund, and its affiliates have extensive experience in the equipment leasing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment leasing transactions originated by other companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations, (iv) organizing and offering individual ownership and limited partnership investment leasing programs and (v) supervising and arranging for the supervision of equipment management and marketing on leasing transactions.

In addition to the Fund, the Manager and/or its affiliates has sponsored thirteen prior public equipment leasing and financing programs (the “Prior Programs”) and seven private equipment leasing and financing programs.

The first Prior Program, ATEL Cash Distribution Fund (“ACDF”), commenced a public offering of up to $10,000,000 of its equity interests on March 11, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF acquired a variety of types of equipment with a total purchase cost of approximately $11,133,679. All of such equipment had been sold and the partnership was terminated as of December 31, 1997.

The second Prior Program, ATEL Cash Distribution Fund II (“ACDF II”), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its equity interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF II acquired a variety of types of equipment with a total purchase cost of approximately $52,270,536. All of such equipment had been sold and the partnership was terminated as of December 31, 1998.

The third Prior Program, ATEL Cash Distribution Fund III (“ACDF III”), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its equity interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of approximately 4,822 investors, all of which proceeds were committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF III acquired a variety of types of equipment with a total purchase cost of approximately $99,629,942. All of such equipment had been sold and the partnership was terminated as of December 31, 2000.

The fourth Prior Program, ATEL Cash Distribution Fund IV (“ACDF IV”), commenced a public offering of up to $75,000,000 of its limited partnership interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of approximately 4,873 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF IV acquired a variety of types of equipment with a total purchase cost of $108,734,880. All of such equipment had been sold as of December 31, 2004.

The fifth Prior Program, ATEL Cash Distribution Fund V (“ACDF V”), commenced a public offering of up to $125,000,000 of its limited partnership interests on February 22, 1993. ACDF V terminated its offering on November 15, 1994. As of that date, $125,000,000 of offering proceeds had been received from approximately 7,217 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF V acquired a variety of types of equipment with a total purchase cost of $187,595,762 as of December 31, 2011. Of such equipment, items representing an original purchase cost of $166,923,594 had been sold as of December 31, 2011.

S-A-1

The sixth Prior Program, ATEL Cash Distribution Fund VI (“ACDF VI”), commenced a public offering of up to $125,000,000 of its limited partnership interests on November 23, 1994. ACDF VI terminated its offering on November 22, 1996. As of that date, $125,000,000 of offering proceeds had been received from approximately 6,401 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF VI acquired a variety of types of equipment with a total purchase cost of $208,320,158 as of December 31, 2011. Of such equipment, items representing an original purchase cost of $184,686,183 had been sold as of December 31, 2011.

The seventh Prior Program, ATEL Capital Equipment Fund VII (“ACEF VII”), commenced a public offering of up to $150,000,000 of its limited partnership interests on November 29, 1996. ACEF VII terminated its offering on November 29, 1998. As of that date, $150,000,000 of offering proceeds had been received from approximately 5,386 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VII had acquired a variety of types of equipment with a total purchase cost of $306,123,226 as of December 31, 2011. Of such equipment, items representing an original purchase cost of $247,864,560 had been sold as of December 31, 2011.

The eighth Prior Program, ATEL Capital Equipment Fund VIII (“ACEF VIII”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on December 7, 1998. ACEF VIII terminated its offering on November 30, 2000. As of that date, $135,701,380 of offering proceeds had been received from approximately 3,625 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VIII had acquired a variety of types of equipment with a total purchase cost of $248,513,253 as of December 31, 2011. Of such equipment, items representing an original purchase cost of approximately $205,758,965 had been sold as of December 31, 2011.

The ninth Prior Program, ATEL Capital Equipment Fund IX (“ACEF IX”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on January 16, 2001. ACEF IX terminated its offering as of January 15, 2003. As of that date, $120,652,160 of offering proceeds had been received from approximately 3,238 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF IX had acquired a variety of types of equipment and invested in notes receivable with a total cost of $192,299,637 as of December 31, 2011. Of such equipment, items representing an original purchase cost of approximately $96,671,889 had been sold or disposed as of December 31, 2011.

The tenth prior public program, ATEL Capital Equipment Fund X (“ACEF X”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on March 12, 2003. ACEF X terminated its offering on March 11, 2005. As of that date, $140,192,575 of offering proceeds had been received from approximately 3,228 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF X had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $212,175,017 as of December 31, 2011. Of such equipment, items representing an original purchase cost of approximately $56,078,027 had been sold or disposed as of December 31, 2011.

The eleventh prior public program, ATEL Capital Equipment Fund XI (“ACEF XI”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on April 11, 2005. The offering was terminated as of April 30, 2006. As of September 30, 2011, $52,311,070 of offering proceeds had been received. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF XI had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $82,065,156 as of December 31, 2011. Of such equipment, items representing an original purchase cost of approximately $33,078,632 had been sold or disposed as of December 31, 2011.

S-A-2

The twelfth prior public program, ATEL 12 (“ATEL 12”), commenced a public offering of up to $200,000,000 of its limited liability company member interests on September 26, 2007. The offering was terminated as of September 25, 2009. As of that date, $30,021,320 of offering proceeds had been received. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 12 had acquired equipment and invested in notes receivable with a total purchase cost of $28,151,939 as of December 31, 2011. Of such equipment, items representing an original purchase cost of approximately $1,886,007 had been sold or disposed as of December 31, 2011.

The thirteenth prior public program, ATEL 14 (“ATEL 14”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on October 7, 2009. As of December 31, 2011, $84,024,650 of offering proceeds had been received. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 14 had acquired equipment and invested in notes receivable with a total purchase cost of $48,169,089 as of December 31, 2011. Of such equipment, items representing an original purchase cost of approximately $1,000,963 had been sold or disposed as of December 31, 2011.

As discussed elsewhere in this Supplement, fluctuations in demand for equipment may affect the ability of a leasing program to invest and reinvest its capital in a timely manner. Prior programs in their reinvestment stage may seek to acquire additional portfolio investments using leverage. Equipment lessors experienced a more difficult market in which to make suitable investments during recent periods of reduced growth and recession in the U.S. economy as a result of the softening demand for capital equipment during these periods. Delays in investment may have a negative impact on ACEF XI, ATEL 12, ATEL 14, and ATEL 15. The Manager believes that it has identified industry segments, lease markets and potential transaction structures that will permit these Prior Programs to pursue their investment objectives.

Each of the Prior Programs has had, as an investment objective, the reinvestment of cash flow after payment of debt service and certain minimum distributions. Reinvestment is intended to increase the size, diversification and return on their equipment portfolios. Adverse economic conditions during 1999 through 2003 affected the timing and terms of remarketing and re-leasing efforts by these Prior Programs. An extended remarketing cycle and lower lease rates have limited the ability of ACDF V, ACDF VI, ACEF VII and ACEF VIII to generate sufficient cash flow to permit significant reinvestment. In the future, adverse conditions in the general economy and equipment demand may also result in delays in leasing, re-leasing and disposition of equipment, and in reduced returns on invested capital. Factors which have in the recent past adversely affected the leasing market include: economic recession resulting in lower levels of capital expenditure by businesses; economic conditions have resulted in more used equipment becoming available on the market in turn resulting in downward pressure on prices and lease rates due to excess inventory; and, finally, the lowest interest rates in forty years have exerted downward pressure on lease rates and resulted in less demand for lease financing. In any event, there can be no assurance as to what future developments may occur in the economy in general or in the demand for equipment and lease financing in particular. These general economic factors and the stages in Prior Programs’ investment and disposition cycles have also affected the rates of distributions by Prior Programs. In particular, during the liquidation stages of Prior Programs, rates of distributions have varied from their operating stages and distributions have in some cases been suspended while a program’s debt is repaid from disposition proceeds before remaining net disposition proceeds are available to be distributed to investors.

As of December 31, 2011, the Prior Programs have acquired and financed equipment with a total purchase cost of approximately $1.8 billion during a period of over 20 years since the date the first Prior Program commenced operations. Aggregate losses from material lessee defaults on these transactions have been approximately $8.3 million, or approximately 0.036% of the assets acquired per annum, substantially less than the amount assumed by ATEL in structuring these portfolios as the losses to be anticipated in the ordinary course of leasing business. There is no identifiable trend in the frequency or amount of lessee defaults experienced by prior programs.

S-A-3

Although certain of the Prior Programs have experienced lessee defaults in the ordinary course of business, none of the Prior Programs has experienced an unanticipated rate of default or major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives.

The Prior Programs have investment objectives that are similar to those of the Fund. The factors considered by the Manager in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired, the structure of the leases to such equipment, the credit criteria for lessees, the intended investment cycles, the reinvestment policies and the investment goals of each program. Therefore, all of the information set forth in the tables included in this Exhibit A may be deemed to relate to programs with investment objectives similar to those of the Fund.

In addition to the Prior Programs, ATEL has sponsored seven private programs, six of which have completed their placements of equity interests through December 31, 2011. These private programs were formed to engage exclusively in growth capital financing, investment objectives that are significantly different than those of the Prior Programs.

ATEL Venture Fund (“AVF”), commenced a private offering of up to $25,000,000 of its limited liability company shares on September 1, 1999. AVF terminated its offering as of August 31, 2001. As of that date, $8,846,000 of offering proceeds had been received from approximately 147 investors. All of the proceeds were committed to growth capital financing transactions, organization and offering expenses, working capital and capital reserves. AVF had acquired growth capital financing transactions representing a total capital investment of $11,560,698 as of December 31, 2011. Of such portfolio investments, transactions representing an original capital investment of approximately $11,551,648 had been sold or disposed as of December 31, 2011.

ATEL Growth Capital Fund (“AGCF”), commenced a private offering of up to $25,000,000 of its limited liability company shares on June 1, 2003. AGCF terminated its offering as of May 31, 2005. As of that date, $21,010,000 of offering proceeds had been received from approximately 329 investors. AGCF had acquired growth capital financing transactions representing a total capital investment of $37,420,539 as of December 31, 2011. Of such portfolio investments, transactions representing an original capital investment of approximately $31,517,364 had been sold or disposed as of December 31, 2011.

ATEL Growth Capital Fund II, LLC (“AGCF II”), commenced a private offering of up to $25,000,000 of its limited liability company shares on September 1, 2005. AGCF II terminated its offering as of November 28, 2006. As of that date, $25,000,000 of offering proceeds had been received and accepted. AGCF II had acquired growth capital financing transactions representing a total capital investment of $39,051,368 as of December 31, 2011. Of such portfolio investments, transactions representing an original capital investment of approximately $30,262,828 had been sold or disposed as of December 31, 2011.

ATEL Growth Capital Fund III, LLC (“AGCF III”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective November 29, 2006. AGCF III terminated its offering as of August 15, 2007. As of that date, $35,000,000 of offering proceeds had been received and accepted. AGCF III had acquired growth capital financing transactions representing a total capital investment of $42,275,844 as of December 31, 2011. Of such portfolio investments, transactions representing an original capital investment of approximately $30,316,844 had been sold or disposed as of December 31, 2011.

ATEL Growth Capital Fund IV, LLC (“AGCF IV”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective August 1, 2007. AGCF IV terminated its offering as of January 22, 2009. As of that date, $34,995,000 of offering proceeds had been received and accepted. AGCF IV had acquired growth capital financing transactions representing a total capital investment of $33,259,830 as of December 31, 2011. Of such portfolio investments, transactions representing an original capital investment of approximately $20,622,057 had been sold or disposed as of December 31, 2011.

S-A-4

ATEL Growth Capital Fund V, LLC (“AGCF V”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective January 22, 2009. AGCF V terminated its offering as of July 31, 2010. As of that date, $17,085,000 of offering proceeds had been received and accepted. AGCF V had acquired growth capital financing transactions representing a total capital investment of $14,070,035 as of December 31, 2011. Of such portfolio investments, transactions representing an original capital investment of approximately $3,442,006 had been sold or disposed as of December 31, 2011.

ATEL Growth Capital Fund VI, LLC (“AGCF VI”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective September 15, 2010. As of December 31, 2011, AGCF VI had received offering proceeds of $5,060,000 and commenced operations. As of December 31, 2011, AGCF VI had acquired growth capital financing transactions representing a total capital investment of $1,801,382, and had no dispositions.

S-A-5

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(on a percentage basis)
December 31, 2011
(Unaudited)

The following Table sets forth certain information concerning the experience of the Managing Member in raising and investing funds. A percentage analysis of the application of the proceeds raised is presented.

	ATEL Capital Equipment Fund X	ATEL Capital Equipment Fund XI	ATEL 12, LLC	ATEL 14, LLC
EQUITY PROCEEDS
Dollar amount of equity offered	$150,000,000	$150,000,000	$200,000,000	$150,000,000
Dollar amount of equity raised(5)	$140,192,575	$52,311,070	$30,021,320	$84,024,650
Less: Offering expenses:
Selling commissions	9.00%	9.00%	9.00%	9.00%
Organization and program expenses(1)	3.72%	5.16%	5.83%	4.77%
Reserves	0.50%	0.50%	0.50%	0.50%
Percent available for investment	86.78%	85.34%	84.67%	85.73%
Acquisition costs:
Purchase price(2)	86.78%	85.34%	84.67%	85.73%
Acquisition fees	—	—	—	—
	86.78%	85.34%	84.67%	85.73%
Percent leverage(3)	42.32%	34.09%	13.17%	8.04%
Date offering commenced:	Mar. 12, 2003	Apr. 11, 2005	Sept. 26, 2007	October 7, 2009
Length of offering	24 Months	24 Months	24 Months	24 Months
Months to invest 90% of amount available for investment (measured from beginning of offering)	30 Months	18 Months (4)	30 Months	TBD

FOOTNOTES:

(1)	Includes organization, legal, accounting, printing, binding, delivery and other costs incurred by the General Partner/Managing Member.
(2)	Represents amounts paid to unrelated third parties for purchase of equipment under leases.
(3)	The percentage leverage is calculated by dividing the initial principal amount of debt incurred by the program (exclusive of short term lines of credit) through the date of this table by the aggregate original cost of all assets purchased by the program through such date. It should be noted, however, that each program has acquired assets, has made or will make principal amortizing debt service payments and/or has disposed or will dispose of assets over a period of time extending from its first investment in equipment. As a result, for each program the total cost of the assets in its portfolio and the total principal amount of debt outstanding have fluctuated from time to time. The percentage figure, therefore, does not reflect the current leverage ratio or the debt ratio at any one point in time, but constitutes an aggregate ratio for the life of the program through the date of the table.
(4)	As of April 30, 2006, the Funds’ offering of Limited Liability Company Units was terminated.
(5)	Dollar amount of equity raised is net of units rescinded, but includes units repurchased.

S-A-6

TABLE II
COMPENSATION TO THE SPONSOR
December 31, 2011 (Unaudited)

The following Table sets forth certain information concerning the compensation derived by the Managing Member. Amounts paid are from two sources: proceeds from the offering and gross revenues.

	ATEL Capital Equipment Fund X	ATEL Capital Equipment Fund XI	ATEL 12	ATEL 14
Date offering commenced	Mar. 12, 2003	Apr. 11, 2005	Sept. 26, 2007	Oct. 7, 2009
Date offering closed	Mar. 11, 2005	Apr. 30, 2006	Sept. 25, 2009	Oct. 6, 2011
Dollar amount raised	$140,192,575	$52,311,070	$30,021,320	$84,024,650
Amounts paid to Managing Member from proceeds of offering:
Acquisition fees/Reimbursements of initial direct costs	$3,323,075	$693,056	$1,646,200	$2,386,381
Selling commissions	$12,620,632	$4,709,346	$2,701,919	$7,562,219
Organization and program costs	$5,215,924	$2,701,433	$1,751,091	$4,008,406
Dollar amount of cumulative cash generated from operations before deducting payments to the Managing Member	$146,951,484	$53,225,547	$13,392,282	$7,562,387
Cumulative amount paid to the Managing Member from operations:
Management fees	$7,389,518	$3,096,445	$601,390	$402,850
Reimbursement of payroll and administrative costs	$7,566,445	$2,844,131	$1,170,414	$1,392,120
Acquisition and other operating expenses	$7,390,338	$2,954,026	$1,854,142	$2,386,381
Carried interest on distributions	$6,948,895	$2,402,590	$658,255	$622,587
Aggregate payments to Managing Member:(1)
2003	$7,727,135
2004	10,587,329
2005	6,365,478	$6,069,713
2006	3,981,351	4,341,576
2007	4,364,140	2,637,649	$904,688
2008	4,871,448	1,593,316	2,526,252
2009	3,374,008	1,400,781	3,138,382	$1,488,665
2010	3,573,068	1,455,117	1,135,559	6,374,061
2011	3,332,822	1,328,426	1,039,637	8,489,316
	$48,176,779	$18,826,578	$8,744,518	$16,352,042

FOOTNOTES:

(1)	As of December 31, 2011. Includes payments and rights to payments of carried interest on fund distributions, management fees, incentive fees, reimbursements of syndication costs to the Managing Member (and affiliates), acquisition fees, initial direct costs on leases and reimbursements of administrative costs.

S-A-7

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
December 31, 2011 (Unaudited)

The following Table summarizes the operating results of Prior Public Programs (ACEF X, ACEF XI, ATEL 12 and ATEL 14). The Prior Programs’ records are maintained in accordance with generally accepted accounting principles for financial statement purposes.

	ATEL Capital Equipment Fund X
	Period Ended December 31,
	2003	2004	2005	2006	2007
Months of operations	12	12	12	12	12
Gross revenue - lease and other	$896,923	$4,969,654	$12,154,273	$16,492,753	$21,990,232
- gain (loss) on sales of assets	10,991	—	1,071,790	(1,542)	568,682
	907,914	4,969,654	13,226,063	16,491,211	22,558,914
Less Operating Expenses:(1)
Depreciation and amortization expense	814,426	3,704,572	8,542,118	12,245,345	17,656,711
Provision (reversal of provision) for losses and doubtful accounts	—	—	—	194,442	(23,475)
Interest expense	8,045	615	—	237,806	1,392,696
Acquisition expense	891,919	759,909	969,461	1,076,994	688,091
Cost reimbursements to Managing Member	52,495	352,537	757,715	846,239	1,264,063
Legal/Professional fees	56,764	91,488	598,416	1,124,207	976,722
Other	74,780	110,451	171,091	145,290	206,434
Management fee	48,550	211,761	620,277	775,640	1,145,060
Outside services	21,219	55,421	100,118	935,916	777,437
Taxes on income and franchise fees	32,608	73,439	161,000	182,779	11,284
	2,000,806	5,360,193	11,920,196	17,764,658	24,095,023
Net (loss) income – GAAP basis	$(1,092,892)	$(390,539)	$1,305,867	$(1,273,447)	$(1,536,109)
Taxable loss from operations	$(760,855)	$(5,025,157)	$(4,201,316)	$(8,163,445)	$(7,608,019)
Cash generated by operations(2)	$526,090	$2,345,839	$10,133,426	$13,369,359	$15,207,031
Cash generated from sales(3)	257,206	—	2,051,588	264,183	3,256,614
Cash generated from refinancing	—	—	—	—	—
Cash generated from other(4)	98,028	939,305	2,028,792	3,083,208	3,425,407
	881,324	3,285,144	14,213,806	16,716,750	21,889,052
Less cash distributions to investors:
From operating cash flow	526,090	2,345,839	10,133,426	11,203,246	11,188,315
From sales	257,206	—	482,541	—	—
From refinancing	—	—	—	—	—
From other	144,652	3,348,505	—	—	—
Total distributions	927,948	5,694,344	10,615,967	11,203,246	11,188,315
Cash (deficiency) generated after cash distributions	$(46,624)	$(2,409,200)	$3,597,839	$5,513,504	$10,700,737
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$(31.71)	$(58.69)	$(28.36)	$(53.93)	$(50.31)
Recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors on a GAAP basis:
- Investment income	$—	$—	$8.82	$—	$—
- Return of capital	41.80	71.90	68.66	80.01	79.99
	$41.80	$71.90	$77.48	$80.01	$79.99
Sources (on a cash basis)
Sales	$11.59	$—	$3.52	$—	$—
Refinancing	—	—	—	—	—
Operations	23.70	29.62	73.96	80.01	79.99
Other	6.52	42.28	—	—	—
Total	$41.80	$71.90	$77.48	$80.01	$79.99
Amount invested in program equipment (cost, excluding acquisition fees)	$14,842,434	$42,851,084	$72,963,212	$113,619,060	$135,254,539
Amount invested in program equipment (book value)	$13,884,039	$38,042,279	$58,641,893	$86,832,749	$89,668,884
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	7.66%	22.11%	36.21%	56.57%	65.87%

S-A-8

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
December 31, 2011 (Unaudited)

	ATEL Capital Equipment Fund X
	Period Ended December 31,
	2008	2009	2010	2011
Months of operations	12	12	12	12
Gross revenue - lease and other	$24,669,794	$29,237,002	$27,643,296	$22,437,291
- gain on sales of assets	1,072,034	358,500	330,456	998,142
	25,741,828	29,595,502	27,973,752	23,435,433
Less Operating Expenses:(1)
Depreciation and amortization expense	21,735,227	22,186,342	18,205,074	12,994,443
Provision for losses and doubtful accounts	490,485	586,583	311,928	408,894
Interest expense	2,465,797	2,749,172	3,018,965	2,254,812
Acquisition expense	1,411,824	139,159	295,242	344,367
Cost reimbursements to Managing Member	960,645	934,006	1,134,682	1,264,063
Legal/Professional fees	560,501	391,134	327,422	202,192
Other	279,681	145,145	248,065	700,807
Management fee	1,262,415	1,285,688	1,233,614	806,513
Outside services	138,659	94,428	122,309	65,158
Taxes on income and franchise fees	11,603	94,946	45,230	85,000
	29,316,837	28,606,603	24,942,531	19,126,249
Net (loss) income – GAAP basis	$(3,575,009)	$988,899	$3,031,221	$4,309,184
Taxable (loss) income from operations	$(7,393,065)	$(437,974)	$1,511,650	$3,651,917	(6)
Cash generated by operations(2)	$19,048,832	$21,519,595	$19,184,517	$16,321,599
Cash generated from sales(3)	3,420,383	1,506,388	2,285,140	4,169,604
Cash generated from refinancing	—	24,876,665	—	—
Cash generated from other(4)	3,120,538	2,568,372	2,610,342	2,560,793
	25,589,753	50,471,020	24,079,999	23,051,996
Less cash distributions to investors:
From operating cash flow	11,179,516	11,177,290	11,176,317	11,182,965
From sales	—	—	—	—
From refinancing	—	—	—	—
From other	—	—	—	—
Total distributions	11,179,516	11,177,290	11,176,317	11,182,965
Cash generated after cash distributions	$14,410,237	$39,293,730	$12,903,682	$11,869,031
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$(48.93)	$(2.90)	$10.01	$24.18
Recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors on a GAAP basis:
- Investment income	$—	$6.55	$20.07	$28.53
- Return of capital	79.99	73.45	59.92	51.51
	$79.99	$80.00	$79.99	$80.04
Sources (on a cash basis)
Sales	$—	$—	$—	$—
Refinancing	—	—	—	—
Operations	79.99	80.00	79.99	80.04
Other	—	—	—	—
Total	$79.99	$80.00	$79.99	$80.04
Amount invested in program equipment (cost, excluding acquisition fees)	$170,944,000	$185,391,277	$186,519,041	$193,813,669
Amount invested in program equipment (book value)	$101,528,438	$92,520,406	$71,475,217	$60,249,772
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	80.97%	86.94%	82.01%	77.70%

S-A-9

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
December 31, 2011 (Unaudited)

	ATEL Capital Equipment Fund XI
	Period Ended December 31
	2005	2006	2007	2008
Months of operations	12	12	12	12
Gross revenue - lease and other	$604,565	$7,061,142	$11,179,319	$12,545,058
- gain on sales of assets	—	55,941	215,186	76,424
	604,565	7,117,083	11,394,505	12,621,482
Less Operating Expenses:(1)
Depreciation and amortization expense	219,754	5,160,659	8,698,372	10,180,940
Provision for losses and doubtful accounts	—	174,402	78,379	405,434
Interest expense	3,667	127,188	1,106,973	1,297,963
Acquisition expense	359,651	986,621	878,477	47,908
Cost reimbursements to Managing Member	74,734	448,508	523,111	498,053
Legal/Professional fees	112,150	213,137	415,934	265,327
Other	77,969	259,182	287,506	160,902
Management fee	19,895	367,978	629,306	647,577
	867,820	7,737,675	12,618,058	13,504,104
Net loss – GAAP basis	$(263,255)	$(620,592)	$(1,223,553)	$(882,622)
Taxable (loss) income from operations	$(330,642)	$(4,849,582)	$(5,874,603)	$(2,781,849)
Cash generated by operations(2)	$1,523,982	$6,027,132	$6,396,153	$8,674,869
Cash generated from sales(3)	—	55,941	2,800,069	1,222,135
Cash generated from refinancing	—	—	—	—
Cash generated from other(4)	262,401	2,021,872	2,745,862	2,314,195
	1,786,383	8,104,945	11,942,084	12,211,199
Less cash distributions to investors:
From operating cash flow	701,370	4,482,452	4,838,539	4,838,168
From sales	—	—	—	—
From refinancing	—	—	—	—
From other	—	—	—	—
Total distributions	701,370	4,482,452	4,838,539	4,838,168
Cash generated after cash distributions	$1,085,013	$3,622,493	$7,103,545	$7,373,031
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income (loss):
Operations	$(24.10)	$(89.68)	$(103.87)	$(49.20)
Recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors on a GAAP basis:
- Investment income	$—	$—	$—	$—
- Return of capital	55.27	89.61	92.49	92.50
	$55.27	$89.61	$92.49	$92.50
Sources (on a cash basis)
Sales	$—	$—	$—	$—
Refinancing	—	—	—	—
Operations	55.27	89.61	92.49	92.50
Other	—	—	—	—
Total	$55.27	$89.61	$92.49	$92.50
Amount invested in program equipment (cost, excluding acquisition fees)	$14,970,671	$42,086,103	$62,888,213	$63,431,613
Amount invested in program equipment (book value)	$14,926,446	$37,190,929	$49,105,796	$39,489,975
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	22.16%	62.05%	91.97%	92.78%

S-A-10

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
December 31, 2011 (Unaudited)

	ATEL Capital Equipment Fund XI
	Period Ended December 31
	2009	2010	2011
Months of operations	12	12	12
Gross revenue - lease and other	$10,013,218	$8,242,155	$7,571,800
- gain on sales of assets	1,657,741	199,681	55,839
	11,670,959	8,441,836	7,627,639
Less Operating Expenses:(1)
Depreciation and amortization expense	8,014,308	6,212,056	4,458,523
Provision for losses and doubtful accounts	322,800	14,309	130,555
Interest expense	854,246	482,040	410,200
Acquisition expense	4,528	175,894	97,448
Cost reimbursements to Managing Member	348,835	476,941	473,950
Legal/Professional fees	168,752	171,946	105,991
Other	217,083	187,395	175,736
Management fee	656,082	411,567	364,041
	10,586,634	8,132,148	6,216,444
Net income – GAAP basis	$1,084,325	$309,688	$1,411,195
Taxable (loss) income from operations	$2,197,135	$790,864	$1,543,518	(6)
Cash generated by operations(2)	$7,634,803	$6,069,352	$5,602,062
Cash generated from sales(3)	8,125,877	1,325,711	1,075,996
Cash generated from refinancing	—	—	—
Cash generated from other(4)	1,247,566	915,349	579,709
	17,008,246	8,310,412	7,257,767
Less cash distributions to investors:
From operating cash flow	4,821,899	4,819,107	4,818,839
From sales	—	—	—
From refinancing	—	—	—
From other	—	—	—
Total distributions	4,821,899	4,819,107	4,818,839
Cash generated after cash distributions	$12,186,347	$3,491,305	$2,438,928
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income (loss):
Operations	$38.99	$14.04	$27.41
Recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors on a GAAP basis:
- Investment income	$19.24	$5.50	$25.06
- Return of capital	73.26	87.00	67.44
	$92.50	$92.50	$92.50
Sources (on a cash basis)
Sales	$—	$—	$—
Refinancing	—	—	—
Operations	92.50	92.50	92.50
Other	—	—	—
Total	$92.50	$92.50	$92.50
Amount invested in program equipment (cost, excluding acquisition fees)	$63,431,613	$66,324,200	$67,548,200
Amount invested in program equipment (book value)	$24,917,492	$20,614,594	$16,144,265
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	76.19%	74.00%	68.72%

S-A-11

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
December 31, 2011 (Unaudited)

	ATEL 12
	Period Ended December 31
	2007	2008	2009	2010	2011
Months of operations	11	12	12	12	12
Gross revenue - lease and other	$—	$770,099	$3,453,293	$4,061,571	$5,107,571
- gain (loss) on sales of assets	—	—	—	843	32,171
	—	770,099	3,453,293	4,062,414	5,139,742
Less Operating Expenses:(1)
Depreciation and amortization expense	—	585,264	2,953,809	3,410,803	3,795,192
Provision for losses and doubtful accounts	—	—	393,903	482,289	5,042
Interest expense	1,407	17,431	65,248	94,535	200,678
Acquisition expense	—	316,736	764,508	278,323	181,856
Cost reimbursements to Managing Member and affiliate	4,238	105,148	238,331	435,065	387,632
Legal/Professional fees	5,272	34,513	78,126	141,965	96,039
Other	1,438	22,720	49,750	92,077	92,444
Outside services	190	17,725	29,743	84,860	(18,164)
Management fee	—	30,582	156,753	188,800	225,255
	12,545	1,130,119	4,730,171	5,208,717	4,965,974
Net loss – GAAP basis	$(12,545)	$(360,020)	$(1,276,878)	$(1,146,303)	$173,768
Taxable loss from operations	$—	$(1,095,430)	$(2,509,312)	$(1,572,751)	$(1,204,449	)(6)
Cash generated by operations(2)	$—	$159,920	$2,106,158	$3,562,834	$3,279,169
Cash generated from sales(3)	—	—	—	185,307	297,003
Cash generated from refinancing	—	—	—	—	—
Cash generated from other(4)	—	30,939	513,320	349,504	802,867
	—	190,859	2,619,478	4,097,645	4,379,039
Less cash distributions to investors:
From operating cash flow	—	522,823	1,970,429	2,699,535	2,699,086
From sales	—	—	—	—	—
From refinancing	—	—	—	—	—
From other	—	—	—	—	—
Total distributions	—	522,823	1,970,429	2,699,535	2,699,086
Cash (deficiency) generated after cash distributions	$—	$(331,964)	$649,049	$1,398,110	$1,679,953
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$—	$(143.86)	$(99.87)	$(48.50)	$(37.15)
Recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors on a GAAP basis:
- Investment income	$—	$—	$—	$—	$5.36
- Return of capital	—	74.23	84.78	90.00	84.63
	$—	$74.23	$84.78	$90.00	$89.99
Sources (on a cash basis)
Sales	$—	$—	$—	$—	$—
Refinancing	—	—	—	—	—
Operations	—	74.23	84.78	90.00	89.99
Other	—	—	—	—	—
Total	$—	$74.23	$84.78	$90.00	$89.99
Amount invested in program equipment (cost, excluding acquisition fees)	$—	$7,943,604	$17,506,005	$21,962,271	$25,134,454
Amount invested in program equipment (book value)	$—	$7,453,704	$14,234,279	$15,184,193	$14,320,660
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	0.00%	31.60%	69.65%	86.63%	99.02%

S-A-12

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
December 31, 2011 (Unaudited)

	ATEL 14
	Period Ended December 31
	2009	2010	2011
Months of operations	9	12	12
Gross revenue - lease and other	$35,105	$1,441,507	$6,625,600
- gain (loss) on sales of assets	—	—	75,792
	35,105	1,441,507	6,701,392
Less Operating Expenses:(1)
Depreciation and amortization expense	29,317	888,266	4,580,907
Provision for losses and doubtful accounts	—	16,576	10,160
Interest expense	110	8,819	151,442
Acquisition expense	83,742	824,632	1,176,444
Cost reimbursements to Managing Member and affiliate	19,176	544,017	828,927
Legal/Professional fees	5,000	71,913	179,989
Other	6,427	322,850	875,249
Outside services	2,547	31,683	36,678
Management fee	663	68,579	333,608
	146,982	2,777,335	8,173,404
Net loss - GAAP basis	$(111,877)	$(1,335,828)	$(1,472,012)
Taxable loss from operations	$(147,928)	$(2,357,237)	$(7,189,982	)(6)
Cash generated by (used in) operations(2)	$1,140,787	$(1,111,705)	$2,729,367
Cash generated from sales(3)	—	—	953,104
Cash generated from refinancing	—	—	—
Cash generated from other(4)	—	328,328	817,951
	1,140,787	(783,377)	4,500,422
Less cash distributions to investors:
From operating cash flow	—	—	2,729,367
From sales	—	—	953,104
From refinancing	—	—	—
From other	—	1,633,146	1,542,227
Total distributions	—	1,633,146	5,224,698
Cash (deficiency) generated after cash distributions	$1,140,787	$(2,416,523)	$(724,276)
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$(556.10)	$(98.48)	$(105.38)
Recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors on a GAAP basis:
- Investment income	$—	$—	$—
- Return of capital	—	73.76	82.78
	—	$73.76	$82.78
Sources (on a cash basis)
Sales	$—	$—	$15.10
Refinancing	—	—	—
Operations	—	—	43.24
Other	—	73.76	24.44
Total	$—	$73.76	$82.78
Amount invested in program equipment (cost, excluding acquisition fees)	$1,646,068	$18,801,704	$43,363,166
Amount invested in program equipment (book value)	$1,642,139	$17,947,547	$38,206,429
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	3.80%	43.36%	99.87%

S-A-13

FOOTNOTES:

(1)	Operating expenses include payroll and administrative cost reimbursements to the General Partner/Managing Member as follows:

	ATEL Capital Equipment Fund X	ATEL Capital Equipment Fund XI	ATEL 12	ATEL 14
Year ended December 31, 2003	$52,495
2004	352,537
2005	757,715	$74,733
2006	846,239	448,508
2007	1,264,063	523,111	$4,238
2008	960,645	498,053	105,148
2009	934,006	348,835	238,331	$19,176
2010	1,134,682	476,941	435,065	544,017
2011	1,264,063	473,950	387,632	828,927
	$7,566,445	$2,844,131	$1,170,414	$1,392,120
(2)	Cash generated by (used in) operations does not include the principal payments received on notes receivable or the principal portion of lease rentals received under direct financing leases. In the Funds’ statements of cash flows (under generally accepted accounting principles), these amounts are included in the investing activities section.
(3)	Cash generated from sales includes proceeds from early termination of notes recievable and equipment sales, where applicable.
(4)	Cash generated from other consists of the principal amortization of notes receivable and direct finance leases, where applicable. Such amounts are included throughout the table under the caption “Other”.
(5)	The percentage is calculated as a fraction, the numerator of which is the amount invested in program equipment (at cost) as of the end of the indicated period, net of all dispositions, and the denominator of which is the cumulative total of all equipment acquired by the program through the end of the latest period shown.
(6)	The taxable income or loss from operations is based on estimates for the period ended December 31, 2011.

S-A-14

TABLE IV
RESULTS OF COMPLETED PROGRAMS
December 31, 2011
(Unaudited)

ATEL Cash Distribution Fund IV
Program name:
Dollar amount of equity raised	$75,000,000
Assets purchased	$108,734,880
Date of Closing of Offering	February 3, 1993
Date of first sale of property	August 1, 1993
Date of final sale of property	December 31, 2004
Tax and distribution data per $1,000 limited partner investment through December 31, 2004:
Federal Income Tax Results:
Ordinary income:
Operations	$291.74
Recapture
Capital gain (loss)
Cash distributions to investors on a GAAP basis:
– Investment income	$334.73
– Return of capital	911.76
1,246.49
Cash available for distribution, reinvested for investors’ accounts	—
Total	$1,246.49
Sources (on a cash basis):
Sales	$268.83
Refinancing
Operations	711.09
Other	266.57
Total	$1,246.49

S-A-15

TABLE V
ACQUISITION OF PORTFOLIO INVESTMENTS
BY PRIOR PROGRAMS

The following is a summary of Equipment acquisitions/Note fundings and Lessees/Borrowers by ATEL Capital Equipment Fund X, LLC, ATEL Capital Equipment Fund XI, LLC, ATEL 12, LLC and ATEL 14, LLC. These are the four most recent prior programs sponsored by ATEL Financial Services LLC and its affiliates which had similar investment objectives. Information concerning the prior programs’ Equipment acquisition/Note fundings is current through December 31, 2011.

Leases	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquistion Date(2)
ATEL Capital Equipment Fund X, LLC (ACEF 10)
A & G Coal Corporation	Caterpillar Wheel Loader	$3,248,020	10/18/2006
Aircraft Service International	Nve Millennium Carts and Trucks	3,025,661	10/13/2006
Arbinet-Thexchange, Inc.	Telecommunications Equipment	654,526	7/16/2003
ARYx Therapeutics, Inc.	Computer Hardware & Software	297,404	4/1/2003
Allegheny Tech	Lift Trucks	1,825,609	5/7/2007
Alliant Techsystems	Fork Lift	1,143,491	3/23/2007
Arsenal Digital Solutions	Various Computer Hardware/Office Furniture	414,936	12/23/2003
Ball Corporation	Tier Sheets	3,883,098	8/13/2003
Bayer Corporation	Clark Forklifts	1,002,579	3/31/2006
Bridgestone America Tire Operations, LLC	Trucks And Trailers	229,653	12/18/2009
Cargill Incorporated	Railroad	12,080,852	3/25/2005
Colowyo Coal Company L.P.	Mining	2,000,000	4/25/2003
Conagra Foods	Crane	771,064	1/31/2007
Cudd Pressure Control, Inc.	Construction	798,913	12/11/2009
Cummins Inc.	Forklifts/Lift Trucks	6,019,622	12/28/2006
Daimlerchrysler Corporation	Self-Guided Automation System	2,363,882	11/8/04
Daimlerchrysler Corporation	Forklifts	2,623,942	6/9/2006
Ford Motor Company	Motor Vehicle	1,397,852	4/5/2005
Ford Motor Company	Batteries	174,331	4/5/2005
GE Aircraft Engines	Grinders	6,290,546	7/9/2008
Illinois Power Company	Ditch Witch W/Trailer	157,188	6/27/2006
Illinois Central Railroad Company	Gondala Coal Cars	204,003	11/30/2011
International Paper Co.	Motor Vehicle	4,575,149	4/1/2004
International Paper Co.	Construction Equipment	9,801,068	5/20/2005
Interstate Commodities, Inc.	Covered Hopper Railcars	4,455,000	8/18/2011
IBM Corporation	Digital Analyzer Oscilloscope	928,306	3/26/2007
Kaiser Foundation Hospitals	Computer Hardware	1,079,722	10/7/2003
Kraft Foods Global, Inc.	Batteries	300,334	12/29/2006
Kraft Foods Global, Inc.	Forklift Trucks	869,817	12/29/2006
Lafarge North America Inc.	Forklifts & Trackmoblie Railcar Mover	5,367,644	3/31/04
Martin Marietta	Railcars	2,928,524	8/31/07
MeadWestvaco Corporation	Forklifts And Lumber Equipment	12,215,975	4/28/2005
Midwest Energy Resources Co.	Cat Track Type Tractor	205,998	4/24/2008
New Ngc, Inc.	Tractor, Mining Shovel And Bulldozer	1,894,964	5/12/2011
Newell Rubbermaid, Inc.	Caterpillar C4000 Lp Forklifts	4,494,209	11/21/2006
Owens & Minor Distribution, Inc.	International Tracktor	65,701	1/15/2010
Ryder Integrated Logistics	Forklifts	6,071,775	2/23/2007
Schenker, Inc.	Forklifts	1,751,250	9/12/2008
Solvay Soda Ash Joint Venture	Shearer & Compressors	2,445,894	6/6/2007
Sussex Ambulance Service	Motor Vehicles	10,031,933	12/7/2004
The Sabine Mining Company	Bucyrus Erie Waling Draglines	24,009,673	8/19/2009
The Scotts Company, LLC	Trucks And Trailers	86,523	12/18/2009
Tin, Inc. DBA Temple-Inland	Broderson Crane	115,220	9/11/2009

S-A-16

Leases	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquistion Date(2)
Tyson Foods, Inc.	Refrigerated Trailers	4,187,100	12/29/2006
Union Electric Company	Hydrovac Module W/Chassis	936,799	7/19/2007
Union Pacific Railroad Company	Refrigerator Box Cars	12,150,043	5/26/2006
UPS Ground Freight, Inc.	Over The Road Tractors	6,466,833	4/2/2004
Wal-Mart Transportation, LLC	Refrigerated Trailers	12,649,501	1/22/2008
Washington Group International	Cat Wheel Loader	4,846,808	9/30/2005
Western Fuels Association, Inc	110-Ton Coalporter/Coalgon	4,565,000	5/30/2008
Whirlpool Corporation	Fork Trucks, Batteries, Chargers	3,709,734	8/15/2006
		193,813,669

Loans
Alba Therapeutics Corporation	Senior Term Loan – Blanket	500,000	11/21/2006
Adenosine Therapeutics, LLC	Senior Term Loan – Blanket	333,200	11/1/2007
Alveolus, Inc.	Senior Term Loan – Blanket	500,000	8/24/2005
Altierre Corporation	Senior Term Loan – Blanket	250,000	10/3/2008

Loans
Arsenal Digital Solutions	Various Computer Hardware/Office Furniture	50,515	8/11/2004
Asempra Technologies, Inc.	Senior Term Loan – Blanket	200,000	10/31/2007
Aspen Aerogels, Inc.	Manufacturing/Production Equip	583,333	10/28/2004
Axial Biotech, Inc.	Senior Term Loan – Blanket	125,000	5/30/2008
Boingo Wireless, Inc.	Computer Hardware & Software	194,743	8/27/2004
Cedar Point Communications Inc.	Computer Networking Equipment	750,000	7/28/2004
Chelsio Communications, Inc.	Various Computer Equip	27,600	10/17/2005
Complete Genomics, Inc.	Senior Term Loan – Blanket	250,000	12/17/2010
Convio, Inc.	Computer Equip & Office Furniture	314,852	3/31/2006
Cornice, Inc.	Computer Equipment & Fixtures	195,757	5/22/2006
Cymbet Corporation	Thin Film Disposition Equipment	38,439	5/1/2006
Danger, Inc.	Computers	433,264	1/22/2007
Delivery Agent, Inc.	Senior Term Loan – Blanket	250,000	12/17/2008
Doppelganger Studios, Inc.	Computer Equip & Office Furniture	197,617	8/3/2005
Dorado Network Systems Corp	Computer Equip & Office Furniture	287,489	5/28/2004
Good Technology, Inc.	Computer Hardware	1,500,000	4/5/2006
Helijet International Inc.	Sikorsky Helicopters (40% Trust)	2,680,000	4/2/2004
Lightship Holding, Inc.	Computer Hardware	375,000	6/4/2004
Linden Research, Inc.	Computer & Networking Equipment	324,769	7/31/2007
Locus Pharmaceuticals, Inc.	Senior Term Loan – Blanket	500,000	11/1/2005
Miasole	Lab & Computer Equipment	132,253	12/28/2004
New Ngc, Inc.	New Gypsum Manufacturing Facility	2,503,105	12/30/2005
On24, Inc.	Computer Equip & Office Furniture	779,214	8/31/2004
Openpages, Inc.	Computer & Office Equip, Furniture	583,333	3/22/2005
Razz, Inc.	Senior Term Loan – Blanket	123,750	8/31/2006
Renal Solutions, Inc.	Senior Term Loan	500,000	7/29/2005
Revver, Inc.	Senior Term Loan – Blanket	1,200,000	12/29/2006
Silverpop Systems, Inc.	Computer & Network Equipment	349,645	9/1/2004
Sling Media	Computers & Network Equipment	293,868	3/7/2007
Solaria Corporation	Manufacturing Equipment	367,015	10/31/2007
Starcite, Inc.	Computer Equip & Office Furniture	175,000	6/30/2004
Technorati, Inc.	Computer Equip & Office Furniture	492,587	9/30/2005
		18,361,348
		$212,175,017

S-A-17

Leases	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquistion Date(2)
ATEL Capital Equipment Fund XI, LLC (ACEF 11)
Aircraft Services International	Deicer Trucks	1,657,669	6/8/2007
Allegheny Tech	Lift Trucks	798,023	9/10/2007
Allegheny Tech	Truck Crane	142,989	2/15/2008
Alliant Techsystems	Fork Lift	1,320,178	7/27/2007
Bayer Corporation	Automated Varian Nmr System	724,571	7/29/2005
Central Illinois Public Svc Co	Ditch Witches W/Trailers	343,715	1/31/2006
Daimler Chrysler Corporation	Forklift, Tractor, Battery And Charger	3,141,964	2/17/2006
East Midlands Ambulance Svc	Emergency Vehicles	4,552,783	11/2/2005
East Of England	Ford Focus Rv Vehicles	413,922	9/6/2006
International Paper Co.	Motor Vehicle	6,199,972	1/5/2006
International Paper Co.	Logging Equipment	2,685,628	3/16/2006
Lyondell Chemical Company	Tank Barge	1,414,911	2/27/2007
MeadWestvaco Corporation	Hyster Lift Trucks W/Clamps	1,034,111	11/1/2005
New Ngc, Inc.	Caterpillar and Yale Lift Trucks	6,129,911	11/1/2006
Nomac Drilling, LLC	Drilling Rigs	2,892,587	12/17/2010
Ryder Integrated Logistics Inc.	Forklifts/Pickers/Reach Trucks/Sweep Trucks	2,784,110	2/7/2006
Tin, Inc. Dba Temple-Inland	Peterson Portable Recycler	643,105	2/10/2006
Tyson Foods, Inc.	Refrigerated Trailers	3,795,420	12/29/2006
Union Pacific Railroad Company	Refrigerator Box Cars	11,924,442	10/21/2005
UPS Ground Freight, Inc.	Over The Road Tractors	3,078,146	1/18/2006
Washington Group International	Haul Trucks	8,609,840	7/13/2007
Whirlpool Corporation	Forklifts, Batteries, Chargers	3,260,203	12/30/2005
		67,548,200

Loans
Alba Therapeutics Corporation	Senior Term Loan – Blanket	500,000	11/21/2006
Adenosine Therapeutics, LLC	Senior Term Loan – Blanket	333,200	11/1/2007
Altierre Corporation	Senior Term Loan – Blanket	125,000	10/3/2008
Alveolus, Inc.	Senior Term Loan – Blanket	500,000	8/24/2005
Arsenal Digital Solutions	Various Computer Equipment	1,015,693	12/30/2005
Asempra Tech	Senior Term Loan – Blanket	200,000	10/31/2007
Axial Biotech, Inc.	Senior Term Loan – Blanket	125,000	3/28/2008
Axogen Corporation	Senior Term Loan – Blanket	125,000	4/21/2008
Boingo Wireless, Inc.	Various Computer Equipment	123,802	11/1/2005
Chelsio Communications, Inc.	Various Computer Equip	27,600	10/17/2005
Convio, Inc.	Computer Equip & Office Furniture	314,852	3/31/2006
Cornice, Inc.	Computer Equipment & Fixtures	195,757	5/22/2006
Cymbet Corporation	Thin Film Deposition Equipment	504,213	12/30/2005
Danger Inc.	Computer & Network Equipment	433,264	1/22/2007
Delivery Agent, Inc.	Senior Term Loan – Blanket	125,000	12/17/2008
Good Technology, Inc.	Computer Equipment & Fixtures	1,500,000	4/5/2006
Linden Research Inc.	Computer Equipment & Fixtures	324,769	7/31/2007
Locus Pharmaceuticals, Inc.	Senior Term Loan – Blanket	750,000	11/1/2005
New Ngc, Inc.	New Gypsum Manufacturing Facility	2,503,105	12/30/2005
On24, Inc.	Various Computer Equipment	62,353	11/30/2005
Openpages, Inc.	Computer & Office Equip, Furniture	237,345	12/1/2005
Razz, Inc.	Senior Term Loan-Blanket	123,750	8/31/2006
Renal Solutions, Inc.	Senior Term Loan	500,000	7/29/2005
Reply Inc!	Senior Term Loan – Blanket	1,000,000	9/12/2007
Revver, Inc.	Senior Term Loan – Blanket	1,200,000	12/29/2006
Silverpop Systems, Inc.	Computer & Network Equipment	170,551	6/30/2006
Sling Media	Computer & Network Equipment	293,868	3/7/2007

S-A-18

Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquistion Date(2)
Solaria Corporation	Manufacturing Equipment	367,015	10/31/2007
Technorati, Inc.	Computer Equip & Office Furniture	835,819	9/30/2005
		14,516,956
		$82,065,156

Leases
ATEL 12, LLC (ATEL 12)
Aircraft Service International, Inc.	De-Icer & Refueling Trucks	$2,166,665	9/8/2009
Anadarko Petroleum Corporation	John Deere Motor Grader	248,919	10/30/2008
Bayer Corporation	Arburg Moulding Machine	862,699	6/19/2009
Cargill, Inc.	Hyster Forklift/Infratec Analyzer	63,094	12/16/2008
Cummins Inc.	Industrial Cart	782,867	7/23/2009
GE Aircraft Engines	Forklifts, Truck	160,207	10/17/2008
IBM Corporation	Ultraflex Test Systems/digital Analyzers	3,962,950	2/12/2009
Lafarge North America Inc.	Cat Off Highway Truck	584,478	1/28/2011
MeadWestvaco Corporation	Lift Trucks/Dump Truck	1,679,699	9/30/2008
Midwest Energy Resources Co.	Caterpillar D11T Tractor	1,542,367	6/10/2008
Newell Rubbermaid, Inc.	Lift Trucks/Batteries/Sweeper Package	2,764,027	9/22/2008
Nomac Drilling, LLC	Drilling Rigs	2,892,588	12/17/2010
SVC Manufacturing, Inc.	Komatsu Lift Trucks/Batt/Chgr	1,309,739	1/26/2009
Ryder Integrated Logistics, Inc.	Pallet, lift Trucks/Sweeper Package	1,643,604	9/23/2008
Tyson Foods, Inc.	Refrigerated Trailers	1,566,720	12/23/2010
Wal-Mart Transportation, LLC	6-Gt.Danes/35-Refridge Trailers	2,903,831	3/14/2008
		25,134,454

Loans
Adesto Technologies Corp	Computer Equip & Office Furniture	146,118	7/29/2010
Altierre Corporation	Senior Term Loan – Blanket	125,000	10/3/2008
Amyris, Inc.	Testing & Lab Equipment	200,000	11/5/2010
Axial Biotech, Inc.	Senior Term Loan – Blanket	250,000	3/28/2008
Axogen Corporation	Senior Term Loan – Blanket	250,000	4/21/2008
Complete Genomics, Inc.	Senior Term Loan – Blanket	250,000	12/17/2010
Delivery Agent, Inc.	Senior Term Loan – Blanket	125,000	12/17/2008
Five 9, Inc.	Computer & Networking Equipment	203,367	9/30/2010
Ipierian, Inc.	Test/Lab Equipment & Software	399,096	9/30/2009
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	68,904	7/6/2010
Novavision Inc.	Senior Term Loan – Blanket	750,000	6/10/2008
On24, Inc.	Computer & Networking Equipment	250,000	7/30/2010
		3,017,485
		$28,151,939

Leases
ATEL 14, LLC (ATEL 14)
Bayer Corporation	Wheel loaders	$206,503	1/28/2011
Cargill, Inc.	Wheel loader/Railcar Mover	3,316,714	1/12/2010
Cummins Inc.	Forklifts	7,444,909	3/7/2011
Ecdc Environmental, LLC	Intermodal Flat Cars Railroad	1,226,598	7/29/2011
IBM Corporation	Digital Analyzers	2,390,777	6/29/2011
International Paper Co.	Tractors	215,979	12/4/2009
Interstate Commodities, Inc.	Covered Hopper Railcars	8,910,000	8/18/2011
Lafarge North America Inc.	Cat Off Highway Truck	2,348,553	1/28/2011
MeadWestvaco Corporation	Lift Trucks/Dump Truck	573,421	1/5/2011
Mississippi Power Company	Tractor	948,508	12/3/2009

S-A-19

Leases	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquistion Date(2)
Mosaic Crop Nutrition, LLC	Cover Hopper Railcars	3,283,500	7/28/2010
Newell Rubbermaid, Inc.	Crown Stockpickers	227,857	11/30/2010
Nomac Drilling, LLC	Drilling Rigs	4,829,825	12/17/2010
Ryder Integrated Logistics, Inc.	Forklifts	131,516	1/21/2010
Tyson Foods, Inc.	Refrigerated Trailers	4,651,200	10/19/2010
VF Jeanswear Limited Partnership	Great Dane Dry Van Trailers	940,000	6/14/2011
Wal-Mart Transportation, LLC	Utility Refrigerated Trailer	1,717,306	4/25/2011
		43,363,166

Loans
Amyris, Inc.	Testing & Lab Equipment	946,238	8/31/2010
Audiencescience Inc.	Computer Equipment & Fixtures	379,383	5/5/2011
Complete Genomics, Inc.	Senior Term Loan – Blanket	500,000	12/17/2010
Five 9, Inc.	Computer & Networking Equipment	203,332	5/20/2010
Ipierian, Inc.	Test/Lab Equipment & Software	360,703	6/28/2010
Kabam, Inc.	Computer & Networking Equipment	575,130	12/21/2011
Kaminario, Inc.	Working Capital Loan	500,000	12/16/2011
On24, Inc.	Computer & Networking Equipment	278,763	10/28/2010
Raydiance, Inc.	Senior Term Loan – Blanket	250,000	6/30/2011
Renew Data Corp	Computer & Networking Equipment	812,374	6/7/2010
		4,805,923
		$48,169,089
		$370,561,201

S-A-20

TABLE V
ACQUISITION OF PORTFOLIO INVESTMENTS BY PRIOR PROGRAMS FOOTNOTES

(1)	“Acquisition Cost” includes either amounts committed to Lessees for funding by the program, or the actual Equipment acquisition cost, less any Acquisition Fees. All figures are rounded.
(2)	“Acquisition Date” represents the date the portfolio asset was acquired. In the case of multiple leases or loans to a lessee or borrower, the date of the initial acquisition is shown.

S-A-21

TABLE VI

SALES OR DISPOSALS OF PORTFOLIO INVESTMENTS BY PRIOR PROGRAMS

ATEL Capital Equipment Fund X, LLC (ACEF 10), ATEL Capital Equipment Fund XI, LLC (ACEF 11), ATEL 12, LLC (ATEL 12) and ATEL 14, LLC (ATEL 14) have disposed of equipment in their portfolios as of December 31, 2011. Set forth below is a summary of equipment sales and dispositions as of such date. Sales were for consideration unless otherwise noted. Interim rent (rent paid prior to formal commencement of a lease), holdover rent (rent received after termination of the initial lease term, but before formal extension or disposition) and extension rent (rent paid after formal extension of a lease) are included in the “Excess of Rents Over Expenses” column. “Equipment Acquisition Price” includes acquisition fees. Dispositions are shown on a per asset basis.

Leases	Type of Equipment	Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)	Excess (deficiency) of Operating Receipts over Acquistion Cost(4)	Acquistion Date(5)	Disposal Date(6)
ATEL Capital Equipment Fund X LLC (ACEF 10)
A & G Coal Corporation	Mining	$3,248,020	$1,035,000	$2,989,945	$776,925	10/18/2006	5/24/2011
Alliant Techsystems, Inc.	Other	211,654	60,000	174,084	22,430	4/30/2007	7/23/2010
Allegheny Technologies, Inc.	Material Handling	35,036	14,000	29,508	8,472	7/19/2007	12/19/2011
Allegheny Technologies, Inc.	Material Handling	374,234	101,000	314,985	41,751	5/9/2008	10/3/2011
Allegheny Technologies, Inc.	Material Handling	189,658	60,691	154,322	25,355	5/9/2008	10/3/2011
Arbinet-Thexchange, Inc.	Telecommunications	654,526	397,586	461,477	204,537	7/16/2003	6/1/2005
Arsenal Digital Solutions	Computers	414,936	37,199	490,319	112,582	12/23/2003	11/1/2007
ARYx Therapeutics, Inc.	Research	182,125	15,870	157,610	(8,645)	4/1/2003	6/30/2006
ARYx Therapeutics, Inc.	Computers	115,279	5,764	130,391	20,876	6/29/2004	6/30/2006
Ball Corporation	Tier Sheets	3,833,143	1,164,930	4,043,606	1,375,393	8/13/2003	11/3/2008
Bayer Corporation	Heating & Air Conditioner	319,500	120,000	312,241	112,741	7/25/2006	4/1/2011
Cargill Incorporated	Railroad	221,275	185,338	63,868	27,931	3/25/2005	12/30/2008
Cargill Incorporated	Railroad	11,864	5,279	12,419	5,834	7/11/2008	12/23/2008
Cargill Incorporated	Construction	166,942	59,870	125,026	17,954	5/13/2008	7/11/2011
Colowyo Coal Company L.P.	Mining	2,000,000	1,421,252	1,316,425	737,677	4/25/2003	12/21/2005
Conagra Foods, Inc	Material Handling	771,064	555,780	338,342	123,058	1/31/2007	5/1/2009
Cummins Inc.	Material Handling	28,300	24,471	11,609	7,780	3/30/2007	4/1/2009
Cummins Inc.	Material Handling	145,954	62,000	142,791	58,837	6/26/2007	12/31/2011
Cummins Inc.	Material Handling	115,358	29,000	93,495	7,137	9/21/2007	12/19/2011
Cummins Inc.	Material Handling	56,022	14,500	55,750	14,228	6/26/2007	11/14/2011
Cummins Inc.	Material Handling	147,205	132,558	48,464	33,817	9/21/2007	5/6/2009
Cummins Inc.	Material Handling	25,925	26,861	4,202	5,138	6/23/2008	4/1/2009
Cummins Inc.	Material Handling	7,780	7,278	3,306	2,804	9/21/2007	8/12/2009
Cummins Inc.	Material Handling	25,110	4,000	26,550	5,440	2/27/2007	10/17/2011
Cummins Inc.	Material Handling	24,915	4,000	26,344	5,429	2/27/2007	7/15/2011
Cummins Inc.	Material Handling	44,905	15,000	45,437	15,532	2/27/2007	7/15/2011
Cummins Inc.	Material Handling	20,630	6,000	19,891	5,261	3/30/2007	11/14/2011
Cummins Inc.	Material Handling	18,675	6,000	15,964	3,289	3/30/2007	9/19/2011
Cummins Inc.	Material Handling	19,760	6,000	18,177	4,417	3/30/2007	10/3/2011
Cummins Inc.	Material Handling	282,150	59,500	298,552	75,902	3/30/2007	11/14/2011
Cummins Inc.	Material Handling	119,173	31,000	111,408	23,235	9/21/2007	12/31/2011
Cummins Inc.	Material Handling	24,318	8,000	21,778	5,460	10/29/2007	12/31/2011
Cummins Inc.	Material Handling	118,925	37,850	113,665	32,590	3/30/2007	9/19/2011
Cummins Inc.	Material Handling	50,104	12,800	45,036	7,732	10/29/2007	12/27/2011
Daimlerchrysler Corporation	Manufacturing	834,574	—	1,020,271	185,697	11/8/2004	7/1/2010
Daimlerchrysler Corporation	Manufacturing	1,529,308	271,671	2,127,458	869,821	11/8/2004	2/18/2011
Daimlerchrysler Corporation	Manufacturing	86,476	16,000	86,379	15,903	6/9/2006	8/5/2011
Daimlerchrysler Corporation	Manufacturing	56,629	11,000	56,157	10,528	6/8/2006	4/28/2011
Daimlerchrysler Corporation	Manufacturing	154,063	28,000	154,603	28,540	6/23/2006	4/28/2011

S-A-22

Leases	Type of Equipment	Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)	Excess (deficiency) of Operating Receipts over Acquistion Cost(4)	Acquistion Date(5)	Disposal Date(6)
Ford Motor Company	Material Handling	174,331	1	178,805	4,475	4/5/2005	7/1/2009
GE Aircraft Engines	Manufacturing	1,747,399	1,151,120	1,117,760	521,481	12/8/2003	12/31/2007
GE Aircraft Engines	Manufacturing	120,155	124,214	1,693	5,752	12/8/2003	12/31/2003
IBM Corporation	Research	201,393	85,850	131,711	16,168	10/24/2008	8/29/2011
Illinois Power Company	Construction	157,188	63,000	135,584	41,396	6/27/2006	8/20/2010
International Paper Co.	Material Handling	341,640	137,884	299,990	96,234	6/30/2005	12/18/2009
International Paper Co.	Manufacturing	26,170	2,000	50,062	25,892	10/15/2004	10/5/2010
International Paper Co.	Materials Handling	475,720	35,000	409,636	(31,084)	6/30/2005	7/1/2010
International Paper Co.	Materials Handling	1,280,828	177,942	1,521,255	418,369	5/13/2005	7/23/2010
International Paper Co.	Materials Handling	99,595	28,000	91,541	19,946	9/23/2005	11/23/2010
International Paper Co.	Materials Handling	33,910	1,500	29,831	(2,579)	5/27/2004	7/26/2010
International Paper Co.	Construction	116,359	60,000	97,112	40,753	6/22/2005	10/13/2010
International Paper Co.	Materials Handling	233,840	64,260	269,525	99,945	5/27/2004	2/11/2011
International Paper Co.	Materials Handling	233,840	64,860	274,024	105,044	7/13/2004	2/28/2011
International Paper Co.	Materials Handling	323,997	116,635	326,985	119,623	10/27/2005	7/11/2011
International Paper Co.	Materials Handling	82,697	21,500	78,278	17,081	6/30/2005	9/19/2011
International Paper Co.	Construction	41,472	5,350	42,877	6,755	8/3/2005	6/3/2011
International Paper Co.	Construction	670,286	250,000	528,429	108,143	4/3/2008	6/30/2011
International Paper Co.	Construction	289,149	145,000	251,584	107,435	5/20/2005	5/1/2011
Kaiser Foundation Hospitals	Computers	940,946	152,713	904,407	116,174	10/7/2003	3/12/2007
Kaiser Foundation Hospitals	Computers	105,488	2,452	102,902	(134)	12/30/2003	12/5/2006
Kaiser Foundation Hospitals	Computers	33,288	774	32,081	(433)	5/27/2004	12/5/2006
Kraft Foods Global, Inc.	Materials Handling	319,105	20,000	370,576	71,471	12/29/2006	5/7/2010
Lafarge North America, Inc.	Forklifts & Trackmoblie Railcar Mover	1,852,957	558,000	1,571,443	276,486	3/31/2004	9/18/2008
Lafarge North America, Inc.	Material Handling	58,594	14,500	50,616	6,522	1/31/2005	1/7/2009
Lafarge North America, Inc.	Material Handling	58,594	14,500	58,841	14,747	1/31/2005	1/7/2009
Lafarge North America, Inc.	Material Handling	76,548	18,000	92,309	33,761	8/25/2006	12/23/2011
Lafarge North America, Inc.	Material Handling	53,269	13,000	41,614	1,345	9/11/2007	4/28/2011
Martin Marietta Aggregates	Railroad	175,711	225,188	50,400	99,877	8/31/2007	12/11/2009
Meadwestvaco Corporation	Material Handling	131,469	58,102	102,154	28,787	3/14/2006	7/26/2010
Meadwestvaco Corporation	Materials Handling	528,531	35,000	486,580	(6,951)	3/14/2006	9/3/2010
Meadwestvaco Corporation	Materials Handling	176,995	47,600	141,062	11,667	12/21/2006	8/5/2011
Meadwestvaco Corporation	Materials Handling	45,256	17,000	35,979	7,723	11/3/2006	11/1/2010
Meadwestvaco Corporation	Materials Handling	231,420	32,060	180,963	(18,397)	6/28/2007	1/7/2011
Meadwestvaco Corporation	Materials Handling	48,632	20,000	36,105	7,473	2/4/2008	11/1/2011
Meadwestvaco Corporation	Materials Handling	76,725	19,000	57,065	(660)	3/17/2008	4/28/2011
Meadwestvaco Corporation	Materials Handling	79,400	67,022	39,993	27,615	3/31/2008	10/24/2011
Meadwestvaco Corporation	Materials Handling	549,458	73,120	400,964	(75,374)	4/8/2008	9/3/2010
Meadwestvaco Corporation	Materials Handling	93,669	17,070	80,114	3,515	11/3/2006	3/10/2011
Meadwestvaco Corporation	Materials Handling	497,808	50,473	445,164	(2,171)	6/28/2007	1/7/2011
Meadwestvaco Corporation	Materials Handling	215,772	35,250	166,790	(13,732)	6/12/2007	3/1/2011
Meadwestvaco Corporation	Trucks And Trailers	74,103	79,937	44,143	49,977	11/2/2007	9/21/2011
Meadwestvaco Corporation	Materials Handling	571,669	101,570	474,257	4,158	12/22/2008	5/20/2011
Newell Rubbermaid, Inc.	Manufacturing	10,316	6,962	5,453	2,099	4/30/2007	10/8/2009
Newell Rubbermaid, Inc.	Materials Handling	41,102	13,000	32,208	4,106	2/6/2007	9/19/2011
Newell Rubbermaid, Inc.	Materials Handling	160,863	61,381	113,867	14,385	3/14/2007	9/26/2011
Newell Rubbermaid, Inc.	Materials Handling	222,450	90,350	149,292	17,192	4/30/2007	12/8/2010
Newell Rubbermaid, Inc.	Materials Handling	24,628	8,000	19,741	3,113	6/19/2007	9/3/2010
Newell Rubbermaid, Inc.	Materials Handling	181,040	59,500	140,968	19,428	11/21/2006	10/31/2011
Newell Rubbermaid, Inc.	Materials Handling	143,857	29,000	116,812	1,955	2/6/2007	9/19/2011
Newell Rubbermaid, Inc.	Materials Handling	209,745	46,000	174,707	10,962	3/14/2007	12/28/2011
Newell Rubbermaid, Inc.	Materials Handling	5,880	1,000	4,825	(55)	6/28/2007	9/26/2011

S-A-23

Leases	Type of Equipment	Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)	Excess (deficiency) of Operating Receipts over Acquistion Cost(4)	Acquistion Date(5)	Disposal Date(6)
Newell Rubbermaid, Inc.	Materials Handling	89,218	32,000	72,905	15,687	10/30/2007	11/1/2011
Newell Rubbermaid, Inc.	Materials Handling	81,981	24,000	70,146	12,165	3/28/2008	10/31/2011
New NGC, Inc.	Mining	761,364	50,000	928,175	216,811	3/30/2004	11/2/2009
New NGC, Inc.	Construction	609,733	217,731	610,034	218,032	3/30/2004	7/1/2010
Ryder Integrated Logistics	Materials Handling	30,319	7,000	25,536	2,217	2/14/2008	2/1/2011
Ryder Integrated Logistics	Materials Handling	21,497	7,000	15,663	1,166	7/15/2008	11/23/2010
Ryder Integrated Logistics	Materials Handling	85,988	28,500	62,650	5,162	7/15/2008	12/7/2010
Ryder Integrated Logistics	Materials Handling	38,446	5,500	36,737	3,791	6/16/2008	2/1/2011
Ryder Integrated Logistics	Materials Handling	112,397	17,761	131,116	36,480	2/14/2008	5/20/2011
Ryder Integrated Logistics	Materials Handling	340,959	59,239	397,742	116,022	2/14/2008	5/20/2011
Ryder Integrated Logistics	Cleaning & Maintenance	37,378	5,500	35,724	3,846	6/16/2008	5/20/2011
Ryder Integrated Logistics	Materials Handling	203,981	30,000	177,648	3,667	2/14/2008	5/20/2011
Ryder Integrated Logistics	Materials Handling	160,720	30,000	141,889	11,169	6/27/2008	5/20/2011
Ryder Integrated Logistics	Materials Handling	244,470	36,000	212,919	4,449	2/14/2008	5/20/2011
Schenker, Inc.	Materials Handling	24,533	14,768	15,495	5,730	9/12/2008	11/8/2010
Sussex Ambulance Service	Transportation other	94,070	25,759	93,129	24,818	12/7/2004	11/1/2010
Sussex Ambulance Service	Transportation other	281,736	77,806	246,984	43,054	11/29/2006	8/15/2011
Sussex Ambulance Service	Transportation other	223,979	75,712	212,852	64,585	10/17/2006	8/15/2011
Sussex Ambulance Service	Transportation other	387,153	28,827	414,641	56,315	4/11/2005	8/9/2011
Sussex Ambulance Service	Transportation other	58,969	22,069	57,094	20,194	10/10/2006	7/27/2011
Union Electric Company	Construction	250,069	101,232	183,129	34,292	7/19/2007	5/20/2011
Union Pacific Railroad Company	Railroad	173,000	221,343	—	48,343	5/26/2006	12/29/2006
UPS Ground Freight, Inc.	Transportation other	848,881	109,620	843,571	104,310	4/2/2004	2/22/2010
UPS Ground Freight, Inc.	Transportation other	1,543,420	225,000	1,515,640	197,220	4/27/2004	2/22/2010
UPS Ground Freight, Inc.	Transportation other	76,709	34,519	75,937	33,747	10/26/2004	7/1/2011
UPS Ground Freight, Inc.	Transportation other	239,082	63,509	239,686	64,113	6/3/2005	11/21/2011
Wal-Mart Transportation, LLC	Trucks And Trailers	69,313	65,584	8,638	4,909	1/22/2008	1/20/2009
Wal-Mart Transportation, LLC	Trucks And Trailers	69,793	55,569	26,281	12,057	6/20/2008	2/14/2011
Washington Group International	Construction	1,528,902	1,035,220	967,619	473,937	9/30/2005	11/1/2008
Washington Group International	Construction	1,786,406	643,500	2,801,008	1,658,102	9/30/2005	10/1/2010
West Fraser Timber Co., Ltd	Material Handling	193,300	65,000	175,603	47,303	5/26/2005	11/13/2009
Whirlpool Corporation	Material Handling	18,956	8,350	14,423	3,817	1/11/2007	1/1/2010
Whirlpool Corporation	Material Handling	47,492	6,550	42,099	1,157	8/15/2006	10/1/2010
Whirlpool Corporation	Material Handling	114,732	31,000	105,520	21,788	8/28/2006	12/12/2011
Whirlpool Corporation	Material Handling	33,078	6,000	42,652	15,574	8/18/2006	2/1/2011
Whirlpool Corporation	Material Handling	146,976	20,615	157,994	31,633	8/18/2006	4/8/2011
Whirlpool Corporation	Material Handling	309,648	40,250	326,312	56,914	8/23/2006	12/28/2011
Whirlpool Corporation	Material Handling	6,600	2,250	6,475	2,125	8/18/2006	12/30/2011
Whirlpool Corporation	Material Handling	118,080	18,000	128,116	28,036	8/18/2006	7/20/2011
Whirlpool Corporation	Material Handling	10,639	900	10,407	668	10/18/2006	12/28/2011
Whirlpool Corporation	Material Handling	67,666	12,550	61,132	6,016	10/23/2006	10/3/2011
Whirlpool Corporation	Material Handling	341,388	31,000	380,637	70,249	10/18/2006	9/19/2011
		43,213,793	14,167,421	40,294,890	11,248,518

S-A-24

Loans	Type of Equipment	Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)	Excess (deficiency) of Operating Receipts over Acquistion Cost(4)	Acquistion Date(5)	Disposal Date(6)
Adenosine Therapeutics, LLC	Senior Term Loan – Blanket	333,200	281,385	95,070	43,255	11/1/2007	8/3/2008
Alba Therapeutics Corporation	Senior Term Loan – Blanket	500,000	183,742	385,576	69,318	11/21/2006	12/23/2008
Altierre Corporation	Senior Term Loan – Blanket	250,000	—	243,022	(6,978)	10/3/2008	10/1/2011
Alveolus, Inc.	Senior Term Loan – Blanket	375,000	—	436,587	61,587	8/24/2005	10/1/2008
Alveolus, Inc.	Computers	125,000	83,703	56,179	14,882	2/29/2008	3/10/2009
Arsenal Digital Solutions	Senior Term Loan – Blanket	50,515	—	61,115	10,600	8/11/2004	12/1/2007
Asempra Technologies, Inc.	Miscellaneous office equipment	200,000	85,618	139,527	25,145	10/31/2007	5/1/2009
Aspen Aerogels, Inc.	Manufacturing Production Equipment	583,333	—	809,201	225,868	10/28/2004	12/1/2007
Axial Biotech, Inc.	Senior Term Loan – Blanket	60,991	26,395	45,250	10,654	5/30/2008	11/1/2010
Boingo Wireless, Inc.	Computer Networking Equipment	194,743	—	223,640	28,897	8/27/2004	4/1/2007
Cedar Point Communications Inc	Computer Networking Equipment	750,000	—	908,854	158,854	7/28/2004	9/1/2008
Chelsio Communications, Inc.	Computer Networking Equipment	27,600	—	31,540	3,940	10/17/2005	11/1/2007
Convio, Inc.	Computer Equipment	160,117	—	194,113	33,996	3/31/2006	11/1/2009
Convio, Inc.	Computer Networking Equipment	104,079	—	125,801	21,722	1/22/2007	2/1/2010
Convio, Inc.	Computer Equipment	50,656	—	60,612	9,956	3/30/2007	4/1/2010
Cornice, Inc.	Computer Equipment & Fixtures	195,757	15,909	70,365	(109,483)	5/22/2006	8/28/2007
Cymbet Corporation	Thin Film Deposition Equipment	38,439	—	46,792	8,353	5/1/2006	11/1/2008
Danger, Inc.	Computers & Networking Equipment	433,264	279,889	226,123	72,748	1/22/2007	5/2/2008
Delivery Agent, Inc.	Senior Term Loan – Blanket	250,000	107,889	179,423	37,312	12/17/2008	10/28/2010
Doppelganger Studios, Inc.	Computers	31,922	267	35,912	4,257	8/3/2005	10/1/2007
Doppelganger Studios, Inc.	Computers	165,695	619	187,327	22,251	2/28/2006	4/1/2008
Dorado Network Systems Corp	Furniture & Fixtures	87,430	—	97,562	10,132	5/28/2004	12/1/2005
Dorado Network Systems Corp	Computers	89,066	—	102,284	13,218	6/10/2004	1/1/2006
Dorado Network Systems Corp	Computers	48,084	—	53,642	5,558	7/29/2004	2/1/2006
Dorado Network Systems Corp	Computers	62,910	—	71,386	8,476	12/20/2004	9/1/2006
Good Technology, Inc.	Computers	1,500,000	1,191,450	547,677	239,127	4/5/2006	1/5/2007
Lightship Holding, Inc.	Computers	375,000	214,388	212,059	51,447	6/4/2004	6/1/2005
Linden Research, Inc.	Computer & Networking Equipment	324,769	—	376,441	51,672	7/31/2007	2/1/2011
Locus Pharmaceuticals, Inc.	Senior Term Loan – Blanket	500,000	—	589,421	89,421	11/1/2005	11/1/2008
Miasole	Research	132,253	—	149,113	16,860	12/28/2004	4/1/2007
On24, Inc.	Computers	779,214	—	950,651	171,437	8/31/2004	12/1/2009
Openpages, Inc.	Various Computer Equipment	583,333	—	702,261	118,928	3/22/2005	12/1/2008
Razz, Inc.	Senior Term Loan – Blanket	62,160	19,452	52,962	10,254	8/31/2006	10/1/2008
Razz, Inc.	Senior Term Loan – Blanket	61,590	—	32,106	(29,484)	8/31/2006	1/6/2009
Renal Solutions, Inc.	Senior Term Loan	500,000	162,675	447,296	109,971	7/29/2005	12/1/2007
Revver, Inc.	Senior Term Loan – Blanket	1,200,000	347,951	618,988	(233,061)	12/29/2006	9/3/2009
Silverpop Systems, Inc.	Computers	349,645	87,188	320,630	58,173	9/1/2004	3/1/2008
Sling Media, Inc.	Computers & Networking Equipment	214,877	—	248,682	33,805	3/7/2007	4/1/2010
Sling Media, Inc.	Computers & Networking Equipment	78,991	—	91,418	12,427	4/30/2007	5/1/2010
Solaria Corporation	Manufacturing	1,176	353	1,057	234	10/31/2007	10/1/2009
Solaria Corporation	Manufacturing	365,839	18,923	423,334	76,418	10/31/2007	9/30/2010
Starcite, Inc.	Computers	175,000	—	199,921	24,921	6/30/2004	9/1/2006
Technorati, Inc.	Various Computer Equipment	492,586	—	573,616	81,030	9/30/2005	11/1/2009
		12,864,234	3,107,796	11,424,536	1,668,098
		$56,078,027	$17,275,217	$51,719,426	$12,916,616

S-A-25

Leases	Type of Equipment	Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)	Excess (deficiency) of Operating Receipts over Acquistion Cost(4)	Acquistion Date(5)	Disposal Date(6)
ATEL Capital Equipment Fund XI LLC (ACEF 11)
Allegheny Tech	Material Handling	$82,423	$27,000	$68,047	$12,624	10/23/2007	12/12/2011
Central Illinois Public Svc Co	Construction	274,972	95,000	280,102	100,130	1/31/2006	11/30/2010
Daimlerchrysler Corporation	Material Handling	234,731	62,097	252,005	79,371	3/30/2006	11/3/2011
Daimlerchrysler Corporation	Material Handling	92,581	18,400	96,917	22,736	4/24/2006	8/5/2011
Daimlerchrysler Corporation	Material Handling	31,584	6,500	31,114	6,030	2/17/2006	9/26/2011
East Midlands Ambulance Service NHS Trust	Motor Vehicles	63,295	18,751	50,603	6,059	3/15/2006	5/8/2009
East Midlands Ambulance Service NHS Trust	Motor Vehicles	230,003	40,331	394,721	205,049	3/15/2006	8/3/2010
East Midlands Ambulance Service NHS Trust	Motor Vehicles	178,851	44,150	192,676	57,975	11/2/2005	11/16/2011
East Midlands Ambulance Service NHS Trust	Motor Vehicles	93,110	22,075	91,713	20,678	6/30/2006	11/16/2011
Illinois Power Company	Construction	68,743	24,000	70,108	25,365	1/31/2006	11/30/2010
International Paper Co.	Material Handling	127,732	12,500	110,885	(4,347)	4/11/2006	6/11/2010
International Paper Co.	Construction	239,979	40,688	208,964	9,673	2/15/2006	11/30/2010
International Paper Co.	Material Handling	150,445	29,500	138,995	18,050	8/31/2006	8/5/2011
International Paper Co.	Material Handling	118,115	23,500	112,140	17,525	7/28/2006	11/23/2010
International Paper Co.	Material Handling	282,095	41,000	243,745	2,650	8/31/2006	4/28/2011
International Paper Co.	Material Handling	146,975	24,000	119,327	(3,648)	7/28/2006	12/8/2010
International Paper Co.	Material Handling	268,791	42,000	215,123	(11,668)	11/3/2006	8/9/2010
International Paper Co.	Material Handling	63,462	12,000	38,003	(13,459)	9/21/2006	12/27/2010
International Paper Co.	Material Handling	59,710	26,756	42,121	9,167	8/31/2006	6/30/2010
International Paper Co.	Material Handling	62,520	8,416	54,620	516	12/15/2006	4/16/2010
International Paper Co.	Logging & Lumber	369,260	265,324	138,889	34,953	5/18/2006	3/1/2010
International Paper Co.	Construction	300,282	110,418	272,305	82,441	7/19/2006	8/27/2010
International Paper Co.	Material Handling	1,388,145	635,948	1,070,643	318,446	3/16/2006	12/18/2009
International Paper Co.	Construction	94,919	47,500	89,135	41,716	6/30/2006	7/15/2011
International Paper Co.	Material Handling	70,848	12,500	91,184	32,836	9/29/2006	7/22/2011
Meadwestvaco Corporation	Material Handling	66,009	15,500	64,323	13,814	11/1/2005	3/11/2009
Meadwestvaco Corporation	Material Handling	466,150	70,000	431,246	35,096	11/1/2005	8/29/2011
Meadwestvaco Corporation	Material Handling	132,018	15,500	108,548	(7,970)	12/22/2005	7/26/2010
New Ngc, Inc.	Material Handling	103,095	30,000	85,864	12,769	3/21/2007	12/1/2010
New Ngc, Inc.	Material Handling	585,862	128,500	574,207	116,845	3/21/2007	4/28/2011
New Ngc, Inc.	Material Handling	90,524	12,000	93,733	15,209	5/29/2007	4/28/2011
New Ngc, Inc.	Material Handling	116,604	24,000	104,614	12,010	11/1/2006	7/20/2011
New Ngc, Inc.	Material Handling	398,977	80,000	345,991	27,014	2/23/2007	12/28/2011
Ryder Integrated Logistics, Inc.	Material Handling	33,832	5,000	32,644	3,812	2/8/2006	3/11/2009
Ryder Integrated Logistics, Inc.	Material Handling	84,210	24,500	105,812	46,102	2/28/2006	7/10/2009
Ryder Integrated Logistics, Inc.	Material Handling	308,770	50,000	232,785	(25,985)	2/7/2006	12/7/2010
Ryder Integrated Logistics, Inc.	Material Handling	28,070	4,500	21,162	(2,408)	2/7/2006	6/11/2010
Ryder Integrated Logistics, Inc.	Material Handling	73,471	14,000	55,391	(4,080)	2/7/2006	12/7/2010
Ryder Integrated Logistics, Inc.	Material Handling	28,070	7,000	21,162	92	2/7/2006	1/11/2010
Ryder Integrated Logistics, Inc.	Material Handling	28,070	5,000	21,162	(1,908)	2/28/2006	6/18/2010
Ryder Integrated Logistics, Inc.	Material Handling	28,070	4,500	21,162	(2,408)	2/28/2006	12/7/2010
Ryder Integrated Logistics, Inc.	Material Handling	38,372	7,000	34,190	2,818	10/30/2006	3/9/2010
Ryder Integrated Logistics, Inc.	Material Handling	52,760	10,968	42,119	327	12/22/2006	6/18/2010
Ryder Integrated Logistics, Inc.	Material Handling	14,584	3,032	13,550	1,998	6/25/2007	6/18/2010
Ryder Integrated Logistics, Inc.	Material Handling	19,802	3,500	17,728	1,426	12/22/2006	8/5/2011
Tyson Foods, Inc.	Trucks & Trailers	50,420	39,857	23,756	13,193	2/7/2007	10/19/2010
UPS Ground Freight, Inc.	Trucks & Trailers	1,623,440	423,391	1,480,366	280,317	2/10/2006	11/21/2011
UPS Ground Freight, Inc.	Trucks & Trailers	80,817	38,736	71,495	29,414	2/10/2006	7/1/2011

S-A-26

Leases	Type of Equipment	Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)	Excess (deficiency) of Operating Receipts over Acquistion Cost(4)	Acquistion Date(5)	Disposal Date(6)
Union Pacific Railroad Company	Railroad	201,177	246,192	6,639	51,654	10/21/2005	12/1/2007
Verso Paper Holdings, LLC	Construction	375,912	305,767	189,452	119,307	1/25/2006	6/29/2007
Washington Group International	Construction	8,609,840	7,253,200	3,425,107	2,068,467	7/13/2007	7/22/2009
Whirlpool Corporation	Material Handling	573,666	42,000	518,634	(13,032)	12/30/2005	5/19/2009
Whirlpool Corporation	Material Handling	1,142,508	166,500	1,095,405	119,397	12/30/2005	10/15/2010
Whirlpool Corporation	Material Handling	468,727	45,400	523,284	99,957	12/30/2005	6/20/2011
Whirlpool Corporation	Material Handling	50,936	12,000	54,739	15,803	12/30/2005	12/28/2011
Whirlpool Corporation	Material Handling	158,455	11,000	172,868	25,413	12/30/2005	8/5/2011
		21,126,789	10,788,897	14,463,223	4,125,331

Loans
Adenosine Therapeutics, LLC	Senior Term Loan – Blanket	333,200	263,141	95,070	25,011	11/1/2007	8/3/2008
Alba Therapeutics Corporation	Senior Term Loan – Blanket	500,000	180,488	594,576	275,064	11/21/2006	12/23/2008
Altierre Corporation	Miscellaneous office equipment	125,000	—	146,511	21,511	10/3/2008	10/1/2011
Alveolus, Inc.	Senior Term Loan – Blanket	375,000	—	436,587	61,587	8/24/2005	10/1/2008
Alveolus, Inc.	Senior Term Loan – Blanket	125,000	83,703	56,179	14,882	2/29/2008	3/10/2009
Arsenal Digital Solutions	Computer Hardware & Software	1,015,693	390,090	1,249,170	623,567	12/30/2005	3/31/2008
Asempra Technologies, Inc.	Senior Term Loan – Blanket	200,000	85,618	139,527	25,145	10/31/2007	5/1/2009
Axial Biotech, Inc.	Senior Term Loan – Blanket	60,991	22,512	49,437	10,958	3/28/2008	11/1/2010
Axogen Corporation	Miscellaneous office equipment	125,000	14,746	152,751	42,497	4/21/2008	9/30/2011
Boingo Wireless, Inc.	Computer Equipment	123,802	—	137,519	13,717	11/1/2005	4/1/2007
Chelsio Communications, Inc.	Computer Equipment	27,600	—	31,540	3,940	10/17/2005	11/1/2007
Convio, Inc.	Computer Equipment	108,635	—	130,213	21,578	3/31/2006	4/1/2009
Convio, Inc.	Computer Equipment	51,483	—	63,899	12,416	10/19/2006	11/1/2009
Convio, Inc.	Computers & Networking Equipment	104,079	—	125,801	21,722	1/22/2007	2/1/2010
Convio, Inc.	Computer Equipment	50,656	—	60,612	9,956	3/30/2007	4/1/2010
Cornice, Inc.	Computer Equipment & Fixtures	195,757	15,909	49,689	(130,159)	5/22/2006	8/28/2007
Cymbet Corporation	Thin Film Deposition Equipment	504,213	—	611,441	107,228	12/30/2005	11/1/2008
Danger, Inc.	Computers & Networking Equipment	433,264	261,776	517,316	345,828	1/22/2007	5/2/2008
Delivery Agent, Inc.	Senior Term Loan – Blanket	125,000	52,887	89,712	17,599	12/17/2008	10/28/2010
Good Technology, Inc.	Computer Equip & Office Furniture	1,500,000	1,191,450	398,311	89,761	4/5/2006	1/5/2007
Linden Research, Inc.	Computer & Networking Equipment	324,769		376,441	51,672	7/31/2007	2/1/2011
Locus Pharmaceuticals, Inc.	Senior Term Loan – Blanket	750,000	—	884,132	134,132	11/1/2005	11/1/2008
On24, Inc.	Computer Equipment	62,353	—	76,709	14,356	11/30/2005	12/1/2008
Openpages, Inc.	Various Computer Equipment	237,345	—	285,493	48,148	12/1/2005	12/1/2008
Razz, Inc.	Senior Term Loan – Blanket	62,160	21,601	73,332	32,773	8/31/2006	1/6/2009
Razz, Inc.	Senior Term Loan – Blanket	61,590	—	32,106	(29,484)	8/31/2006	1/6/2009
Renal Solutions, Inc.	Senior Term Loan – Blanket	500,000	162,673	431,899	94,572	7/29/2005	12/1/2007
Reply! Inc.	Senior Term Loan – Blanket	1,000,000	173,489	1,067,007	240,496	9/12/2007	6/1/2010
Revver, Inc.	Senior Term Loan – Blanket	1,201,998	347,951	374,022	(480,025)	12/29/2006	9/30/2009
Silverpop Systems, Inc.	Computer & Network Equipment	170,551	87,188	116,963	33,600	6/30/2006	3/1/2008
Sling Media, Inc.	Computers & Networking Equipment	214,877	—	248,682	33,805	3/7/2007	4/1/2010
Sling Media, Inc.	Computers & Networking Equipment	78,991	—	91,418	12,427	4/30/2007	5/1/2010
Solaria Corporation	Manufacturing	1,176	353	1,057	234	10/31/2007	9/30/2010
Solaria Corporation	Manufacturing	365,839	18,535	423,334	76,030	10/31/2007	9/30/2010
Technorati, Inc.	Computer Equip & Office Furniture	111,374	—	130,104	18,730	10/31/2006	11/1/2009
Technorati, Inc.	Computer Equip & Office Furniture	724,447	—	842,837	118,390	9/30/2005	4/1/2009
		11,951,843	3,374,110	10,591,397	2,013,664
		$33,078,632	$14,163,007	$25,054,620	$6,138,995

S-A-27

Leases	Type of Equipment	Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)	Excess (deficiency) of Operating Receipts over Acquistion Cost(4)	Acquistion Date(5)	Disposal Date(6)
ATEL 12, LLC (ATEL 12)
IBM Corporation	Business Services	$166,576	$75,000	$98,914	7,338	8/29/2008	9/14/2010
Newell Rubbermaid, Inc.	Materials Handling	57,048	18,000	22,610	(16,438)	9/22/2008	4/8/2011
Ryder Integrated Logistics, Inc.	Transportation	20,467	6,665	14,503	701	11/25/2008	10/1/2010
Ryder Integrated Logistics, Inc.	Transportation	1,030	335	730	35	11/25/2008	10/1/2010
		245,121	100,000	136,757	(8,364)

Loans
Altierre Corporation	Miscellaneous office equipment	125,000	—	138,372	13,372	10/3/2008	10/1/2011
Amyris, Inc.	Testing & Lab Equipment	200,000	196,860	29,440	26,300	11/5/2010	3/1/2011
Axial Biotech, Inc.	Miscellaneous office equipment	60,991	22,512	49,437	10,958	3/28/2008	11/1/2010
Axial Biotech, Inc.	Miscellaneous office equipment	60,991	26,395	45,250	10,654	5/30/2008	11/1/2010
Axogen Corporation	Miscellaneous office equipment	250,000	29,491	305,502	84,993	4/21/2008	9/30/2011
Delivery Agent, Inc.	Miscellaneous office equipment	125,000	52,887	89,712	17,599	12/17/2008	10/28/2010
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	68,904	52,894	27,654	11,644	7/6/2010	6/10/2011
Novavision Inc.	Miscellaneous office equipment	750,000	—	373,839	(376,161)	6/10/2008	12/30/2011
		1,640,886	381,039	1,059,206	(200,641)
		$1,886,007	$481,039	$1,195,963	$(209,005)

Leases
ATEL 14, LLC (ATEL 14)
Mosaic Crop Nutrition, LLC	Railroad	$54,725	$50,825	$13,502	9,602	7/28/2010	5/1/2011
		54,725	50,825	13,502	9,602

Loans
Amyris, Inc.	Testing & Lab Equipment	746,238	705,418	153,785	112,965	8/31/2010	3/1/2011
Amyris, Inc.	Testing & Lab Equipment	200,000	196,860	29,440	26,300	11/5/2010	3/1/2011
		946,238	902,278	183,225	139,265
		$1,000,963	$953,103	$196,727	$148,867
		$92,043,629	$32,872,366	$78,166,736	$18,995,473

S-A-28

TABLE VI
SALES OR DISPOSALS OF PORTFOLIO INVESTMENTS BY PRIOR PROGRAMS FOOTNOTES

(1)	“Acquisition Cost” is the actual cost of the item of equipment or the principal amount of the note secured by equipment, including acquisition fees and any other expenditures incurred by the prior program in the acquistion of the asset.
(2)	“Termination, Sale or Disposition Proceeds” are the actual cash proceeds received upon the sale, early termination or casualty of the equipment on lease termination, or upon final liquidation of a note, net of any direct out-of pocket closing costs incurred by the prior program in connection with such sale or other disposition.
(3)	“Payments Received” are the gross amounts of lease rents or installments of principal and interest on notes received during the holding period for the asset, other than sale or disposition proceeds, less any direct out-of pocket costs incurred by the prior program during the holding period of the investment directly related to that particular investment transaction.
(4)	“Excess (deficiency) of Operating Receipts over Acquisition Cost” represents the difference between the Payments Received plus Termination, Sale or Disposition Proceeds less the Acquisition Cost.
(5)	“Acquisition Date” represents the date the portfolio asset was acquired. Because the termination, sale or disposition is presented at the loan or lease level, there may be multiple acquisiton dates listed for a specific lessee or borrower. In such instances, the initial date of acquisition is presented
(6)	“Disposal Date” represents the date that termination, sale or disposition proceeds were received for the asset. In the case of multiple Disposal Dates associated with assets of a lease or loan, the final Disposal Date is shown.

S-A-29